                                                                     EXHIBIT 4.1

                                                           Execution Counterpart

================================================================================

                                [JPMORGAN LOGO]

                                CREDIT AGREEMENT

                            DATED AS OF MAY 14, 2003

                                      AMONG

                         WEATHERFORD INTERNATIONAL LTD.,
                                   AS BORROWER

                        WEATHERFORD INTERNATIONAL, INC.,
                                  AS GUARANTOR,


                              JPMORGAN CHASE BANK,
                            AS ADMINISTRATIVE AGENT,

                 BANKONE, NA AND WELLS FARGO BANK, TEXAS, N.A.,
                            AS CO-SYNDICATION AGENTS,

                ABN AMRO BANK, N.V., AND THE BANK OF NOVA SCOTIA,
                           AS CO-DOCUMENTATION AGENTS,

               WACHOVIA BANK, NATIONAL ASSOCIATION, SUNTRUST BANK,
           ROYAL BANK OF CANADA AND DEUTSCHE BANK AG NEW YORK BRANCH,
                             AS CO-MANAGING AGENTS,

                            THE LENDERS PARTY HERETO,

                                       AND

                          J. P. MORGAN SECURITIES INC.,
                                       AND
                         BANC ONE CAPITAL MARKETS, INC.,
                   AS JOINT BOOKRUNNERS AND CO-LEAD ARRANGERS


================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
                                                     ARTICLE I
                                   DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION

   SECTION 1.01. Definitions......................................................................................1
   SECTION 1.02. Types of Borrowings.............................................................................20
   SECTION 1.03. Accounting Terms; Changes in GAAP...............................................................20
   SECTION 1.04. Interpretation..................................................................................20

                                                     ARTICLE II
                                                 COMMITMENTS; LOANS

   SECTION 2.01. Loans...........................................................................................21
   SECTION 2.02. Requests for Loans..............................................................................22
   SECTION 2.03. Funding of Borrowings...........................................................................23
   SECTION 2.04. Interest Elections..............................................................................24
   SECTION 2.05. Termination and Reduction of Commitments........................................................25
   SECTION 2.06. Repayment of Loans; Evidence of Debt............................................................25
   SECTION 2.07. Prepayment of Loans.............................................................................26
   SECTION 2.08. Fees............................................................................................27
   SECTION 2.09. Interest........................................................................................28
   SECTION 2.10. Alternate Rate of Interest......................................................................29
   SECTION 2.11. Increased Costs.................................................................................29
   SECTION 2.12. Break Funding Payments..........................................................................30

                                                      ARTICLE III
                                                   Letters of Credit

   SECTION 3.01. Letters of Credit...............................................................................31

                                                      ARTICLE IV
                                          PAYMENTS; PRO RATA TREATMENT; TAXES

   SECTION 4.01. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.....................................35
   SECTION 4.02. Taxes...........................................................................................36
   SECTION 4.03. Mitigation Obligations; Replacement of Lenders..................................................38

                                                      ARTICLE V
                                                 CONDITIONS PRECEDENT

   SECTION 5.01. Conditions Precedent to the Initial Credit Event................................................39
   SECTION 5.02. Conditions Precedent to All Credit Events.......................................................41
   SECTION 5.03. Delivery of Documents...........................................................................41

                                                                                                               PAGE
                                                                                                               ----

                                                    ARTICLE VI
                                           REPRESENTATIONS AND WARRANTIES

   SECTION 6.01. Organization and Qualification..................................................................42
   SECTION 6.02. Authorization, Validity, Etc....................................................................42
   SECTION 6.03. Governmental Consents, Etc......................................................................42
   SECTION 6.04. No Breach or Violation of Law or Agreements.....................................................42
   SECTION 6.05. Title to Assets.................................................................................43
   SECTION 6.06. Litigation......................................................................................43
   SECTION 6.07. Information; Financial Statements...............................................................43
   SECTION 6.08. Investment Company Act..........................................................................43
   SECTION 6.09. Public Utility Holding Company Act..............................................................43
   SECTION 6.10. ERISA...........................................................................................43
   SECTION 6.11. Tax Returns and Payments........................................................................44
   SECTION 6.12. Requirements of Law; Environmental Matters......................................................44
   SECTION 6.13. Purpose of Letters of Credit and Loans..........................................................45
   SECTION 6.14. Designation of this Agreement and the Obligations...............................................45
   SECTION 6.15. No Default......................................................................................45

                                                    ARTICLE VII
                                                AFFIRMATIVE COVENANTS

   SECTION 7.01. Information Covenants...........................................................................45
   SECTION 7.02. Books, Records and Inspections..................................................................47
   SECTION 7.03. Insurance and Maintenance of Properties.........................................................47
   SECTION 7.04. Payment of Taxes and other Claims...............................................................47
   SECTION 7.05. Existence.......................................................................................48
   SECTION 7.06. ERISA Information and Compliance................................................................48
   SECTION 7.07. Subsidiaries....................................................................................48

                                                    ARTICLE VIII
                                                NEGATIVE COVENANTS

   SECTION 8.01. Material Change in Business.....................................................................49
   SECTION 8.02. Consolidation, Merger, or Sale of Assets, Etc...................................................49
   SECTION 8.03. Liens...........................................................................................51
   SECTION 8.04. Indebtedness....................................................................................51
   SECTION 8.05. Ownership of the Guarantor......................................................................51
   SECTION 8.06. Financial Covenants.............................................................................51
   SECTION 8.07. Limitation on Transactions with Affiliates......................................................51
   SECTION 8.08. Restrictions on Subsidiary Dividends............................................................52
   SECTION 8.09. Debentures......................................................................................52
   SECTION 8.10. The Debenture Indentures........................................................................52

                                                                                                               PAGE
                                                                                                               ----
                                                      ARTICLE IX
                                            EVENTS OF DEFAULT AND REMEDIES

   SECTION 9.01. Events of Default and Remedies..................................................................52
   SECTION 9.02. Right of Setoff.................................................................................55
   SECTION 9.03. Other Remedies..................................................................................55
   SECTION 9.04. Application of Moneys During Continuation of Event of Default...................................55

                                                      ARTICLE X
                                                 ADMINISTRATIVE AGENT


                                                      ARTICLE XI
                                                       GUARANTY

   SECTION 11.01. Guaranty.......................................................................................58
   SECTION 11.02. Continuing Guaranty............................................................................59
   SECTION 11.03. Effect of Debtor Relief Laws...................................................................61
   SECTION 11.04. Waiver.........................................................................................62
   SECTION 11.05. Agreement to Defer Exercise of Subrogation.....................................................62
   SECTION 11.06. Full Force and Effect..........................................................................63

                                                     ARTICLE XII
                                                    MISCELLANEOUS

   SECTION 12.01. Waiver; Amendments.............................................................................63
   SECTION 12.02. Notices........................................................................................63
   SECTION 12.03. Expenses, Etc..................................................................................65
   SECTION 12.04. Indemnity......................................................................................65
   SECTION 12.05. Amendments, Etc................................................................................66
   SECTION 12.06. Successors and Assigns.........................................................................66
   SECTION 12.07. Confidentiality................................................................................70
   SECTION 12.08. Survival of Representations and Warranties.....................................................70
   SECTION 12.09. Governing Law..................................................................................71
   SECTION 12.10. Independence of Covenants......................................................................71
   SECTION 12.11. Binding Effect.................................................................................71
   SECTION 12.12. Separability...................................................................................71
   SECTION 12.13. Conflicts Between This Agreement and the Other Loan Documents..................................71
   SECTION 12.14. Limitation of Interest.........................................................................71
   SECTION 12.15. Execution in Counterparts......................................................................72
   SECTION 12.16. Submission to Jurisdiction.....................................................................72
   SECTION 12.17. Waiver of Jury Trial...........................................................................73
   SECTION 12.18. Judgment Currency..............................................................................73
   SECTION 12.19. Final Agreement of the Parties.................................................................73

EXHIBITS

EXHIBIT 1.01     Form of Assignment and Assumption
EXHIBIT 2.06     Form of Note
EXHIBIT 7.01     Form of Compliance Certificate

SCHEDULES

SCHEDULE 1.01    Lenders
SCHEDULE 2.01    Commitments
SCHEDULE 6.01    Material Subsidiaries

                                CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of May 14, 2003, is among:

         (a) Weatherford International Ltd., a Bermuda exempted company (the "Borrower");

         (b) Weatherford International, Inc., a Delaware corporation (the "Guarantor");

         (c) JPMORGAN CHASE BANK, individually as a Lender and as administrative agent for the other Lenders (in such latter capacity together with any other Person that becomes the Administrative Agent pursuant to Article X, the
                  "Administrative Agent"); and

         (d) the banks and other financial institutions listed on the signature pages hereof under the caption "Lenders" (together with each other Person that becomes a Lender pursuant to
                  Section 12.06, collectively, the "Lenders").

NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION

         SECTION 1.01. Definitions. As used in this Agreement the following terms shall have the following meanings:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" has the meaning specified in paragraph (c) on page one hereof.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" and "controlled"), when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregate Commitment Amount" means the aggregate amount of the Commitments of all Lenders, which, as of the date hereof, is $500,000,000.

         "Agreement" means this Credit Agreement, as it may from time to time be amended, modified, restated or supplemented.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Margin" means the per annum rate of interest set forth in the definition of Applicable Rate under the heading "Applicable Margin", based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, for any day, with respect to any Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the captions "Utilization Fee", "Facility Fee" or "Applicable Margin", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


           Index                                 Facility      Applicable
       Debt Ratings:          Utilization Fee      Fee           Margin
    -------------------       ---------------    --------      ----------
    Performance Level I             .125%            .1%          .40%

    Performance Level II            .125%          .125%          .50%

    Performance Level III           .125%           .15%          .60%

    Performance Level IV             .25%           .20%          .80%

    Performance Level V              .25%           .25%         1.25%

         For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established the same rating as the rating agency that has in effect a rating for the Index Debt; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Performance Levels, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Performance Levels lower than the other, in which case the Applicable Rate shall be determined by reference to the Performance Level next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when or whether notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Approved Fund" has the meaning specified in Section 12.06.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.06) and accepted by the Administrative Agent, in the form of Exhibit 1.01.

         "Assurance" means, as to any Person, any guaranty or other contingent liability of such Person (other than any endorsement for collection or deposit in the ordinary course of business) or obligations as an account party in respect of letters of credit, direct or indirect, with respect to any obligation of another Person, through an agreement or otherwise, including (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligation, (ii) to purchase securities or to purchase, sell or lease property (whether as lessee or lessor), products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or non-delivery of the securities, property, products, materials or supplies, or transportation or services or
(iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Assurance shall be an amount equal to the lesser of the stated or determinable amount of the primary obligation in respect of which such Assurance is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Availability Period" means, for each Lender, the period from the Effective Date to the earlier of the Maturity Date and the date of termination of the Commitments.

         "Bankruptcy Code" means the United States Bankruptcy Code, as the same may be amended and together with any successor statutes.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person (or of its (managing) general partner or managing member, as the case may be), or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Borrower" has the meaning specified in paragraph (a) on page one hereof.

         "Borrower Obligations" means the Obligations of the Borrower.

         "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means, as applicable, a request by the Borrower for a Loan in accordance with Section 2.03, or a request for the issuance of a Letter of Credit pursuant to Section 3.01.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease" means, as to any Person, any lease in respect of which the rental obligation of such Person constitutes a Capitalized Lease Obligation.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person's equity, including all common stock and preferred stock, common shares and preference shares, any limited or general partnership interest and any limited liability company membership.

         "Capitalized Lease Obligation" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Change of Control" means an event or series of events by which (a) in the case of the Borrower (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Execution Date) or related persons constituting a "group" (as such term is used in Rule 13d-5 under the Exchange Act in effect on the Execution Date) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Execution Date, except that a person or such group shall be deemed to have "beneficial ownership" of all shares that any such person or such group has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Borrower, except as a result of a Redomestication in which the Persons who were the shareholders of the Borrower immediately prior to such Redomestication continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of each class of the Borrower; (ii) the shareholders of the Borrower approve any plan of liquidation, winding up or dissolution of the Borrower, except in connection with a Redomestication of the Borrower; (iii) the Borrower conveys, transfers or leases all or substantially all of its assets to any Person except in connection with a Redomestication of the Borrower; or
(iv) during any period of twelve consecutive months, individuals who, at the beginning of such period, constituted the Board of Directors of the Borrower (together with any new directors whose appointment or election by such Board of Directors or whose nomination for election by the shareholders of the Borrower, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office, but excluding from the foregoing clause any change in the composition or membership of the Board of Directors of the Borrower resulting (i) from a Redomestication of the Borrower or (ii) from the addition thereto or removal therefrom of directors in connection with the Borrower's compliance with the United States Sarbanes Oxley Act of 2002 or the rules and regulations of any stock exchange on which the Borrower's or the Guarantor's securities are listed, pursuant to the recommendation of the Borrower's legal counsel, or (b) in the case of the Guarantor, except in a transaction permitted by Section 8.02(a)(ii)(y) or
Section 8.02(b), the Persons who are the shareholders of the Borrower immediately prior to a transaction cease to own, after giving effect to such transaction, directly or indirectly, 100% of the issued and outstanding Capital Stock of each class of the Guarantor .

         "Change of Control Event" means (a) the execution of any definitive agreement which when fully performed by the parties thereto, would result in a Change of Control; or (b) the commencement of a tender offer pursuant to Section 14(d) of the Exchange Act that would result in a Change of Control if completed.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended, from time to time, and the regulations promulgated thereunder.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.06. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $500,000,000.

         "Commitment Percentage" means, as to any Lender, the percentage equivalent of a fraction, the numerator of which is the amount of such Lender's Commitment, and the denominator of which is the aggregate amount of the Commitments of all Lenders.

         "Communications" has the meaning specified in Section 12.02.

         "consolidated" means any Person whose financial condition and results of operations are required in accordance with GAAP to be shown on a consolidated basis with the financial condition and results of operations of the Borrower.

         "Consolidated EBITDA" means, for any Person, for any period, the Consolidated Net Income of such Person and its consolidated Subsidiaries for such period, increased (to the extent deducted in determining Consolidated Net Income) by the sum of (a) all income taxes (including state franchise taxes or similar taxes based on income) of such Person and its consolidated Subsidiaries paid or accrued according to GAAP for such period; (b) Consolidated Interest Expense of such Person and its consolidated Subsidiaries for such period; (c) depreciation and amortization of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP; and (d) other non-cash charges (excluding any such non-cash charges to the extent they require an accrual of, or reserve for, cash charges for any future periods) for such period determined in accordance with GAAP, and decreased (to the extent added in determining Consolidated Net Income) by any non-cash credits for such period determined in accordance with GAAP.

         "Consolidated Indebtedness" means, for any Person, at the date of any determination thereof, Indebtedness of such Person and its consolidated Subsidiaries (other than Interest Rate Risk Indebtedness, Derivatives Obligations, and contingent obligations in respect of letters of credit) determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means (without duplication), for any Person, for any period, the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period in respect of (a) all Indebtedness of such

Person and its consolidated Subsidiaries, plus (b) the October 1997 Debentures, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any Person, for any period, the net income or loss of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from such net income (to the extent otherwise included therein):

                           (a) net extraordinary gains and losses;

                           (b) net gains or losses in respect of  dispositions
                  of assets other than in the ordinary course of business;

                           (c) the net income of any Person in which such Person
                  for whom Consolidated Net Income is to be determined or any consolidated Subsidiary has a joint equity interest, except to the extent of the amount of dividends or other distributions actually paid in cash to such Person for whom Consolidated Net Income is to be determined or such Subsidiary by such other Person during such period;

                           (d) the net income of any Person accrued prior to the
                  date it becomes a consolidated Subsidiary or is merged into or consolidated or amalgamated with such Person for whom Consolidated Net Income is to be determined or any consolidated Subsidiary or prior to the date its assets are acquired by such Person for whom Consolidated Net Income is to be determined or any of the consolidated Subsidiaries, except that the foregoing shall not apply to any business acquisition accounted for as a pooling of interests;

                           (e) the net income of any consolidated Subsidiary to
                  the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary;

                           (f) any gains or losses attributable to write-ups or
                  write-downs of assets other than in the ordinary course of business; and

                           (g) foreign currency translations or adjustments.

         "Credit Event" means the making of any Loan or the issuance of any Letter of Credit pursuant hereto.

         "Default" means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.

         "Derivatives Obligations" means, as to any Person all obligations of such Person in respect of any swap transaction, forward rate transaction, commodity swap, commodity option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, entered into in the ordinary course of business of such Person for the purpose of hedging and not for speculative purposes.

         "Dollars," "US$", "dollars" and "$" means lawful money of the United States of America.

         "domestic" means, when used with respect to a Subsidiary of a Person, a Subsidiary organized under the laws of any State of the United States or the District of Columbia.

         "Domestic Intercompany Debt" means Indebtedness owed by any domestic Subsidiary of the Borrower to the Borrower or to any Wholly-Owned Subsidiary of the Borrower.

         "Effective Date" means the date on which the conditions to borrowing set forth in Article V are first satisfied or waived.

         "Environmental Law" means all federal, state, provincial or local laws, statutes, rules, regulations, ordinances and codes, together with all final administrative orders, licenses, authorizations and permits of, and written agreements with, any Governmental Authorities, in each case relating to the protection of the environment or the disposal of hazardous waste.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the U.S. Department of Labor thereunder.

         "ERISA Affiliate" means (a) all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code and (b) any Subsidiary of either Obligor.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" shall have the meaning specified in Article IX hereof.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower, the Administrative Agent, any Lender, the Issuing Bank or any other such recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 4.03(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or would have been so imposed if the Borrower were a United States corporation, or is attributable to such Foreign Lender's failure to comply with Section 4.02(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.02(a).

         "Execution Date" means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Obligors and each Lender listed on the signature pages hereof and the Administrative Agent shall have received counterparts hereof which taken together, bear the signature of the Obligors, each Lender and the Administrative Agent.

         "Facility Fee Rate" means the per annum rate of interest set forth under the heading "Facility Fee", in the definition of Applicable Rate, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "foreign" means, when used with respect to a Subsidiary of any Person, a Subsidiary of such Person organized under the laws of any jurisdiction other than a State of the United States or the District of Columbia.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

         "GAAP" means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

         "Governmental Authority" means any governmental authority of the United States of America, any State of the United States, Bermuda or of any other foreign jurisdiction and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having or lawfully asserting jurisdiction over the Administrative Agent, any Lender, either Obligor or their respective properties.

         "Guaranteed Obligations" has the meaning specified in Section 11.01.

         "Guarantor" has the meaning specified in paragraph (b) on page one hereof.

         "Guaranty" means the guaranty contained in Article XI.

         "Indebtedness" means (without duplication), with respect to any Person,
(a) any liability (other than the October 1997 Debentures) of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, (ii) evidenced by a bond, note, debenture or similar instrument, (iii) for the balance deferred and unpaid of the purchase price for any property or any obligation upon which interest charges are customarily paid (except for trade payables arising in the ordinary course of business), or (iv) for the payment of money relating to the principal portion of any Capitalized Lease Obligation; (b) any obligation of any Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a consensual Lien on property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (c) all net obligations of such Person as of the date of a required calculation of any Derivatives Obligations; (d) all Assurances of such Person of the Indebtedness of any other Person of the type referred to in clause (a) or (c); (e) Interest Rate Risk Indebtedness of such Person; and (f) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to above.

         "Indemnified Taxes" means any Taxes other than Excluded Taxes and Other Taxes.

         "Indemnitee" has the meaning specified in Section 12.04.

         "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

         "Interest Coverage Ratio" means, for any Person, at the end of each fiscal quarter of such Person, the ratio of (a) Consolidated EBITDA of such Person for the fiscal quarter then ended and for the immediately preceding three fiscal quarters to (b) Consolidated Interest Expense of such Person (excluding interest accrued in respect (i) of the October 1997 Debentures but not actually paid in cash, but including in Consolidated Interest Expense interest paid in cash during such fiscal quarters, and (ii) of the Zero Coupon Debentures) for such four fiscal quarters.

         "Interest Election Request" means a request by the Borrower to convert or continue a Loan in accordance with Section 2.04.

         "Interest Payment Date" means (a) with respect to any ABR Borrowing, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means, with respect to a Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Interest Rate Risk Indebtedness" means, with respect to any Person, all obligations and Indebtedness of such Person with respect to the program for the hedging of interest rate risk provided for in any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into such Person for the purpose of reducing its exposure to interest rate fluctuations and not for speculative purposes, approved in writing by the Administrative Agent (such approval not to be unreasonably withheld), as it may from time to time be amended, modified, restated or supplemented.

         "ISDA" means the International Swaps and Derivatives Association, Inc.

         "Issuing Bank" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 3.01(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Lenders" means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "LIBO Rate" means the Applicable Margin from time to time in effect plus the applicable British Bankers' Association London interbank offered rate for deposits in Dollars for such Loan, as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that if no such British Bankers' Association London interbank offered rate is available to the Administrative Agent, the applicable LIBO Rate for the relevant Interest Period shall instead be the arithmetic average determined by the Administrative Agent on the basis of notification from the Reference Banks of the rates at which deposits in Dollars and in immediately available funds are offered to first class banks in the London interbank market by the Reference Banks at 11:00 a.m. (London time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period and in amounts substantially equal to the amount of the requested LIBO Rate Loan of each such Reference Bank comprising a part of such Borrowing.

         "Lien" means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind including any conditional sale or other title retention agreement or any lease (excluding, however, any lease that is not a Capital Lease) in the nature thereof (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise), and any agreement to give a lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or other encumbrance of any kind; provided, however, that "Lien" shall not include or cover (i) setoff rights and other standard arrangements for netting payment obligations in the settlement of obligations, arising under ISDA standard documents or otherwise customary in swap or hedging transactions; and (ii) setoff rights of banks party to Derivative Obligations which rights arise in the ordinary course of customary banking relationships.

         "Loan" means a loan made pursuant to Section 2.01.

         "Loan Documents" means, collectively, this Agreement, the Notes, all instruments, certificates and agreements now or hereafter executed or delivered by either Obligor to the Administrative Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business or operations of the Borrower and its consolidated Subsidiaries taken as a whole, (b) the impairment of (i) the ability of the Obligors to collectively perform their payment or other material obligations hereunder or under the Notes and other Loan Documents or (ii) the ability of the Administrative Agent or the Lenders to realize the material benefits intended to be provided by the Obligors under the Loan Documents or (c) the subjection of the Administrative Agent or any Lender to any civil or criminal liability arising in connection with the Loan Documents.

         "Material Subsidiary" means, at any date, a consolidated Subsidiary the Capital Stock of which is owned by the Borrower and/or one or more of its Subsidiaries and that either (a) has total assets in excess of 5% of the total assets of the Borrower and its consolidated Subsidiaries, in each case as determined in accordance with GAAP or (b) has gross net revenues in excess of

5% of the consolidated gross revenues of the Borrower and its consolidated Subsidiaries based, in each case, on the most recent audited consolidated financial statements of the Borrower.

         "Maturity Date" means May 12, 2006.

         "Maximum Rate" has the meaning set forth in Section 12.14.

         "May 1996 Debenture Indenture" means the Indenture dated as of May 17, 1996, from the Guarantor to The Bank of New York, as Trustee, as amended and supplemented to the Execution Date.

         "May 1996 Debentures" means the Guarantor's debentures issued pursuant to the May 1996 Debenture Indenture, which are guaranteed by the Borrower.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Net Worth" means, for any Person, at the date of any determination thereof, on a consolidated basis, the sum of (a) the par value or stated value of its Capital Stock, plus (b) capital in excess of par or stated value of shares of its Capital Stock, plus (or minus in the case of a deficit), (c) retained earnings or accumulated deficit, as the case may be, plus (d) and any other account which, in accordance with GAAP, constitutes stockholders' equity, excluding (e) any treasury stock, and (f) the effects upon net worth resulting from the translation of foreign currency denominated assets into Dollars.

         "New Parent" has the meaning specified in the definition of the term "Redomestication".

         "Notes" has the meaning specified in Section 2.06(e) hereof.

         "Obligations" means, as at any date of determination thereof, the sum of the following: (a) the aggregate principal amount of Loans outstanding hereunder on such date, plus (b) all reimbursement obligations with respect to then outstanding Letters of Credit, plus (c) all other outstanding liabilities, obligations and indebtedness of either Obligor under any Loan Document on such date.

         "Obligors" means the Borrower and the Guarantor.

         "October 1997 Debenture Indenture" means the Indenture dated as of October 15, 1997, from the Guarantor to The Chase Manhattan Bank, as Trustee, as amended and supplemented to the Execution Date.

         "October 1997 Debentures" means the Guarantor's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 issued pursuant to the October 1997 Debenture Indenture, which are guaranteed by the Borrower.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies, other than Excluded Taxes, arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, but only to the extent that any of the foregoing is imposed by (i) Bermuda, Barbados or the United States or any other jurisdiction in which the Borrower is Redomesticated or is resident for tax purposes with respect to a Foreign Lender or (ii) Bermuda or Barbados or any other jurisdiction (other than the United States) in which the Borrower is Redomesticated or is resident for tax purposes with respect to a Lender which is not a Foreign Lender.

         "Past Due Rate" means, on any day, a rate per annum equal to (a) for ABR Borrowings, the applicable Alternate Base Rate plus 2% and (b) for Eurodollar Borrowings, the applicable Adjusted LIBO Rate plus 2%.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Performance Level" means a reference to one of Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V.

         "Performance Level I" means, at any date of determination, the Borrower shall have an Index Debt rating in effect on such date of A- or better by S&P and A3 or better by Moody's.

         "Performance Level II" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I and (b) the Borrower shall have an Index Debt rating in effect on such date of BBB+ or better by S&P and Baa1 or better by Moody's.

         "Performance Level III" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the Borrower shall have an Index Debt rating in effect on such date of BBB or better by S&P and Baa2 or better by Moody's.

         "Performance Level IV" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) the Borrower shall have an Index Debt rating in effect on such date of BBB- or better by S&P and Baa3 or better by Moody's.

         "Performance Level V" means, at any date of determination, the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.

         "Permitted Liens" means, without duplication,

                           (a) Liens, not otherwise permitted under any other
                  provision of this definition, securing Indebtedness permitted under this Agreement in an aggregate principal amount at any time outstanding which does not exceed 12% of the Borrower's Net Worth;

                           (b) Liens for Taxes or unpaid utilities not yet
                  delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                           (c) carriers', warehousemen's, mechanics',
                  materialmen's, repairmen's or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP;

                           (d) pledges or deposits or deemed trusts in
                  connection with workers' compensation, unemployment insurance, pension, employment or other social security legislation;

                           (e) easements, rights-of-way, use restrictions, minor
                  defects or irregularities in title, reservations (including reservations in any original grant from any government of any land or interests therein and statutory exceptions to title) and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                           (f) judgment and attachment Liens not giving rise to
                  an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP;

                           (g) Liens on the assets of any entity or asset
                  existing at the time such asset or entity is acquired by the Borrower or any of its Subsidiaries, whether by merger, amalgamation, consolidation, purchase of assets or otherwise; provided that such Liens (i) are not created, incurred or assumed by such entity in contemplation of such entity's being acquired by the Borrower or any of its Subsidiaries; (ii) do not extend to any other assets of the Borrower or any of its Subsidiaries; and (iii) the Indebtedness secured by such Lien is permitted pursuant to this Agreement;

                           (h) Liens securing Indebtedness of the Borrower or
                  its Subsidiaries not prohibited by Section 8.04 incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created not more than 90 days after the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the Liens are not modified to secure other Indebtedness and the amount of Indebtedness secured thereby is not increased;

                           (i) Liens incurred to secure the performance of
                  tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                           (j) leases or subleases granted to others not
                  interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                           (k) Liens to secure obligations arising from
                  statutory or regulatory requirements;

                           (l) any interest or title of a lessor in property
                  subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under this Agreement;

                           (m) Liens in favor of collecting or payor banks
                  having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Subsidiaries on deposit with or in possession of such bank; and

                           (n) any renewal or refinancing of or substitution
                  for, or any extension or modification of any maturity date for any Indebtedness secured by, any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets.

         "Person" means any individual, corporation, company, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Authority.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Redomestication" means

                           (a) any amalgamation, merger, conversion or
                  consolidation of the Borrower or the Guarantor with or into any other Person, or of any other Person with or into the Borrower or the Guarantor, or the sale or other disposition (other than by lease) of all or substantially all of its assets by the Borrower, or the Guarantor, to any other Person,

                           (b) any continuation, discontinuation, amalgamation,
                  merger conversion, consolidation or domestication or similar action with respect to the Borrower or the Guarantor pursuant to the law of the jurisdiction of its organization and of any other jurisdiction, or

                           (c) the formation of a Person that becomes, as part
                  of the transaction, the owner of 100% of the Capital Stock of the Borrower (the "New Parent"),

if as a result thereof

                           (i) in the case of any action specified in clause
                  (a), the entity that is the surviving, resulting or continuing Person in such merger, amalgamation, conversion or consolidation, or the transferee in such sale or other disposition,

                           (ii) in the case of any action specified in clause
                  (b), the entity that constituted the Borrower or the Guarantor, as applicable, immediately prior thereto (but disregarding for this purpose any change in its jurisdiction of organization), or

                           (iii) in the case of any action specified in clause
                  (c), the New Parent

(in any such case the "Survivor") is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) under the laws of Delaware or another State of the United States or under the laws of the United Kingdom or The Kingdom of the Netherlands or (with the consent of the Required Lenders, such consent not to be unreasonably withheld) under the laws of any other jurisdiction, whose Capital Stock of each class issued and outstanding immediately following such action, and giving effect thereto, shall be beneficially owned by the same Persons, in the same percentages, as was the Capital Stock of the entity constituting the Borrower immediately prior thereto and, if the Survivor is the Guarantor or the New Parent, the Survivor continues to be owned, directly or indirectly, 100% by Persons who were shareholders of the Borrower immediately prior to such transaction and the Survivor shall have delivered to the Administrative Agent
(i) a certificate to the effect that, both before and after giving effect to such transaction, no Default or Event of Default exists, (ii) an opinion, reasonably satisfactory in form, scope and substance to the Administrative Agent, of counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with the Redomestication as the Administrative Agent or any Lender may reasonably request, and (iii) if the Survivor is the New Parent, a guaranty of the Obligations in form and substance reasonably satisfactory to the Administrative Agent.

         "Reference Banks" means JPMorgan Chase Bank and BankOne, NA.

         "Regulation A" means Regulation A of the Board (respecting loans to depository institutions), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Reportable Event" means an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

         "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least fifty-one percent (51%) of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

         "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means, with respect to either Obligor, the president, the chief financial officer, the controller or any vice president of such Obligor, or an individual specifically authorized by the Board of Directors of such Obligor to sign on behalf of such Obligor.

         "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subsidiary" means (a) a company or corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (c) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. Unless the context otherwise clearly requires, references in this Agreement to a "Subsidiary" or the "Subsidiaries" refer to a Subsidiary or the Subsidiaries of the Borrower or the Guarantor, as applicable.

         "Syndication Agent" shall have the meaning specified in paragraph (d) on page one.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Termination Date" means the earlier of (a) the Maturity Date and (b) the earlier date of the acceleration of the maturity of the Obligations pursuant to Section 9.01.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Total Capitalization" means, for any Person, at the date of determination thereof, the sum of (a) Consolidated Indebtedness of such Person, plus (b) Net Worth of such Person, plus (c) the outstanding principal amount of the October 1997 Debentures at such date.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Utilization Fee" means the per annum rate specified in Section 2.08(d), as determined under the heading "Utilization Fee" in the definition of "Applicable Rate" and based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

         "Wholly-Owned Subsidiary" means a Subsidiary of which all issued and outstanding Capital Stock (excluding directors' qualifying shares or similar jurisdictional requirements) is directly or indirectly owned by the Borrower.

         "Zero Coupon Debentures" means the zero coupon convertible debentures due June 30, 2020, issued by the Guarantor on August 22, 2000, pursuant to the Indenture dated as of May 17, 1996, from the Guarantor to The Bank of New York, as Trustee, as amended and supplemented thereafter, and guaranteed by the Borrower.

         SECTION 1.02. Types of Borrowings. Borrowings hereunder are distinguished by "Type." The "Type" of a Loan refers to the determination whether such Loan is a part of a Loan bearing interest at the Adjusted LIBO Rate or at the Alternate Base Rate.

         SECTION 1.03. Accounting Terms; Changes in GAAP. All accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied on a consistent basis, except to the extent that a deviation therefrom is expressly stated. Should there be a change in GAAP from that in effect on the Execution Date, such that the defined terms set forth in Section 1.01 or the covenants set forth in Article VIII would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating the matters contemplated to be evidenced by such covenants, (a) the Borrower and the Lenders agree, within the 60-day period following any such change, to negotiate in good faith and enter into an amendment to this Agreement in order to conform the defined terms set forth in Section 1.01 or the covenants set forth in Article VIII, or both, in such respects as shall reasonably be deemed necessary by the Required Lenders so that the criteria for evaluating the matters contemplated to be evidenced by such covenants are substantially the same criteria as were effective prior to any such change in GAAP, and (b) the Borrower and the Guarantor shall be deemed to be in compliance with such covenants during the 60-day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

         SECTION 1.04. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

         (i) the singular number includes the plural number and vice versa;

         (ii) reference to any gender includes each other gender;

         (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

         (iv) unless the context indicates otherwise, reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, including any Person that becomes a successor to the Borrower or the Guarantor as a result of a Redomestication, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

         (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

         (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

         (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

         (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding";

         (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

         (x) the term "annualized" as used herein shall mean the multiplication of the applicable amount for any given period by a fraction, the numerator of which is 365 or 366 (whichever may be the number of days in the applicable year) and the denominator of which is the number of days elapsed in such year.

         (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II

                               COMMITMENTS; LOANS

         SECTION 2.01. Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that shall not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement to make Loans as follows:

                  (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.10, (i) each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $3,000,000 and not less than $3,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 3.01(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of seven Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.02. Requests for Loans. To request a Borrowing, the Borrower shall notify the Administrative Agent, who shall promptly thereafter notify the Lenders, of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 3.01(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.03.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.03. Funding of Borrowings.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders by 12:00 noon, New York City time for Borrowings consisting of Eurodollar Loans, and 1:00 p.m. New York City time, for Borrowings consisting of ABR Loans. The Administrative Agent shall make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas, and designated by the Borrower in the applicable Borrowing Request; provided that an ABR Borrowing made to finance the reimbursement of an LC Disbursement as provided in Section 3.01(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender shall not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Borrowings. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.04. Interest Elections.

                  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.02 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.05. Termination and Reduction of Commitments.

                  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.07, the Revolving Credit Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments, and each such reduction of each such Lender's Commitment shall be applied to the reduction of such Lender's commitment to make Loans and acquire LC Exposure in the same proportion as each such commitment bears to such Lender's total Commitment immediately prior to such reduction.

         SECTION 2.06. Repayment of Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note (all of such notes being hereinafter collectively referred to as the "Notes"). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and in the form of Exhibit 2.06. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.06) be represented by one or more Notes in such form payable to the order of the payee named therein.

         SECTION 2.07. Prepayment of Loans.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.05, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.05. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09.

                  (c) On the date that a Change of Control of the type described in clause (a)(iii) of the definition of that term occurs and on the date that is 15 days after the occurrence of any other type of Change of Control, the Commitments shall terminate and the Borrower shall (i) prepay the principal amount of the Loans and all accrued and unpaid interest thereon in immediately available funds and (ii) deposit in an account with the Administrative Agent, in the name of the Administrative Agent for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon. Such deposit shall be held by the Administrative Agent for the payment of LC Exposure. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall be invested so as to earn interest at such rate on overnight deposits as the Administrative Agent may reasonably obtain, but such investments shall be made at the Borrower's risk and expense. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. Moneys in such account (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all LC Exposure shall have been reduced to zero.

         SECTION 2.08. Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Facility Fee, which shall accrue at the Facility Fee Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 365 or 366 days, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of .125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of

March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 or 366 days, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee (the "Utilization Fee") which shall accrue at the Applicable Rate on the daily amount of the Revolving Credit Exposure of such Lender at all times when the Revolving Credit Exposure of such Lender exceeds 33% of such Lender's Commitment. Accrued Utilization Fees shall be payable in arrears on the last day of March, June, September and December of each year and/or the Maturity Date.

                  (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, participation fees and Utilization Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.09. Interest.

                  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Borrowings as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any

Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be presumed correct absent manifest error.

         SECTION 2.10. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (i) the Administrative Agent determines (which determination shall be presumed correct absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period shall not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any ABR Borrowing to, or continuation of any Eurodollar Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.11. Increased Costs.

                  (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as shall compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional correct amount or amounts as shall compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, along with (i) a calculation of such amount or amounts,
(ii) a description of the specific Change in Law that justifies such amounts due, and (iii) such other pertinent information related to the foregoing as the Borrower may reasonably request, shall be delivered to the Borrower and shall be presumed correct absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the correct amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.12. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.07(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 4.03, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be presumed correct absent manifest error, and shall set forth a calculation of such amounts and such other information as the Borrower may reasonably request. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                                  ARTICLE III

                                Letters of Credit

         SECTION 3.01. Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Nothing contained in this
Article III is intended to limit or restrict the rights of the Borrower or any Subsidiary to obtain letters of credit from any Person, regardless of whether such Person is a party hereto.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 3.01), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000 and (ii) the total Revolving Credit Exposure shall not exceed the total Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is fifteen (15) days prior to the Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 3.01, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.02 or Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.03 with respect to Loans made by such Lender (and Section
2.03 shall
apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Borrowings as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, excluding payments by the Issuing Bank with respect to drafts or other documents that do not comply on their face with the express terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct or unlawful acts on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or shall make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Borrowings; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 3.01, then Section 2.09(c)(ii) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (d) of this Section 3.01 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.08(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clauses (f) or (g) of Section 9.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the

Borrower under this Agreement. The Administrative Agent shall have control, as defined in the Uniform Commercial Code of the State of New York, including the exclusive right of withdrawal, over such account. Such deposits shall be invested so as to earn interest at such rate on overnight deposits as the Administrative Agent may reasonably obtain, but such investments shall be made at the Borrower's risk and expense. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                                   ARTICLE IV

                       PAYMENTS; PRO RATA TREATMENT; TAXES

         SECTION 4.01. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.11, 2.12 or 4.02, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.11, 2.12, 4.02 and 12.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower shall not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 3.01(d), 3.01(e), 2.03(b) or 4.01(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 4.02. Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be presumed correct absent manifest error.

                  (c) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located or treated as located for income Tax purposes, or any treaty to which any such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as shall permit such payments to be made without withholding or at a reduced rate.

                  (d) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes paid by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.02, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.02 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay promptly the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority with respect to such amount) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

                  (e) Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent on the Effective Date or upon the effectiveness of any Assignment and Assumption by which it becomes a party to this Agreement (i) two duly completed copies of United States Internal Revenue Service Form W-8ECI, W-8BEN, W-8EXP or W-8IMY or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income Taxes, as if the Borrower were incorporated under the laws of the United States or a State thereof, and (ii) any other governmental forms which are necessary or required under an applicable Tax treaty or otherwise by law to eliminate any withholding Tax, which have been reasonably requested by the Borrower. Each Lender which delivers to the Borrower and the Administrative Agent a Form W-8ECI, W-8BEN, W-8EXP or W-8IMY pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date that any such form expires (currently, three successive calendar years for Form W-8BEN or Form W-8ECI) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income Taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income Taxes and in any such event, the Borrower shall withhold Taxes at the rate and in the manner required by the laws of the United States with respect to payments made to such a Lender and shall be required to pay any additional amounts or indemnify such a Lender pursuant to this Section 4.02 with respect to such withheld Taxes.

                  (f) The Borrower will remit to the appropriate Governmental Authority, prior to delinquency, all Indemnified Taxes and Other Taxes payable in respect of any payment. Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment of such Indemnified Taxes or Other Taxes or such other evidence thereof as may be reasonably satisfactory to the Administrative Agent.

         SECTION 4.03. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.02, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 4.02, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.02, or if any Lender defaults in its obligation to fund Loans hereunder or if any Lender fails to provide its consent to a Redomestication under the laws of a jurisdiction (other than the United Kingdom or The Kingdom of the Netherlands) outside of the United States, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.06), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 4.02, such assignment shall result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply and such Lender neither received nor continued to claim any such compensation or payment.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         SECTION 5.01. Conditions Precedent to the Initial Credit Event. The obligation of each Lender to make its initial Loan or the Issuing Bank to issue the initial Letter of Credit (whichever event shall first occur) for the account of the Borrower is subject to the following conditions:

                  (a) The Administrative Agent shall have received the following:

                  (i) this Agreement executed by each party hereto;

                  (ii) the appropriate Notes of the Borrower, if any, payable to each applicable Lender, duly completed and executed and dated the Execution Date;

                  (iii) a certificate of a Responsible Officer and of the secretary or an assistant secretary of each Obligor, dated the date of the initial Credit Event and certifying, inter alia, (A) true and complete copies of the memorandum of association and bye-laws or the bylaws and certificate of incorporation, each as amended and in effect, of such Person and the resolutions adopted by the Board of Directors of such Person (1) authorizing the execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which it is or shall be a party and the borrowing of the Loans to be made, and the request for the Letters of Credit to be issued, hereunder, (2) approving the forms of the Loan Documents to which it is a party and which shall be delivered at or prior to the date of the initial Credit Event and (3) authorizing officers of such Person to execute and deliver the Loan Documents to which it is or shall be a party and any related documents, including any agreement contemplated by this Agreement, (B) the incumbency and specimen signatures of the officers of such Person executing any documents on its behalf and (C) (1) that the representations and warranties made by such Obligor in any Loan Document to which such Person is a party and which shall be delivered at or prior to the date of the initial Credit Event are true and correct in all material respects as of the date of the initial Credit Event, except for those that by their express terms apply to an earlier date which shall be true and correct in all material respects as of such earlier date, (2) the absence of any proceedings for the dissolution, liquidation or winding up of such Person, and (3) the absence of the occurrence and continuance of any Default or Event of Default;

                  (iv) favorable, signed opinions addressed to the Administrative Agent and the Lenders dated the date of the initial Credit Event from (A) Fulbright & Jaworski L.L.P., counsel to the Obligors, and (B) Conyers Dill & Pearman, special Bermuda counsel to the Borrower, each given upon the express instruction of the Obligors;

                  (v) letters from CT Corporation System in form and substance satisfactory to the Administrative Agent and the Lenders evidencing the obligation of CT Corporation System to accept service of process in the State of New York on behalf of each Obligor that is not authorized to do business as a foreign corporation in the State of New York; and

                  (vi) copies of the memorandum of association, articles or certificates of incorporation or other similar organizational documents of each Obligor certified as of a recent date by the appropriate Governmental Authority and certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, of each Obligor in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would, individually or collectively, have a Material Adverse Effect.

                  (b) The Administrative Agent shall have received evidence satisfactory to it that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

                  (c) The Borrower shall have paid (i) to the Administrative Agent and the Lenders, as applicable, all fees and expenses agreed upon by such parties to be paid on or prior to the Execution Date, and (ii) to Andrews & Kurth, L.L.P. pursuant to Section 12.03 all fees and disbursements invoiced at or before 10:00 a.m. (New York City time) on the Execution Date by said firm to the Borrower, on the date of the initial Credit Event.

                  (d) The Administrative Agent shall have received a copy of the irrevocable notice (i) from the Guarantor, Weatherford Eurasia Limited and Weatherford Eurasia, terminating the Credit Agreement dated as of April 26, 2001, as amended, among such Persons, BankOne, NA, as administrative agent, and the other parties thereto, and directing such administrative agent to prepay by wire transfer, in immediately available funds, in full, any loans and other amounts then outstanding thereunder, together with accrued interest thereon and any unpaid fees then accrued, and (ii) from the Guarantor and Weatherford Canada Ltd. terminating the Amended and Restated Credit Agreement dated as of May 27, 1998, as amended, among such Persons, JPMorgan Chase Bank, as administrative agent, and the other parties thereto and directing such administrative agent to prepay by wire transfer, in immediately available funds, in full, any loans and other amounts then outstanding thereunder, together with accrued interest thereon and any unpaid fees then accrued.

         SECTION 5.02. Conditions Precedent to All Credit Events. The obligation of the Lenders to make any Loan and of the Issuing Bank to issue any Letter of Credit (including any Loan made or Letter of Credit issued on the date of the initial Credit Event) is subject to the further conditions precedent that on the date of such Loan made or Letter of Credit is issued:

                  (a) The conditions precedent set forth in Section 5.01 shall have theretofore been satisfied.

                  (b) The representations and warranties set forth in Article VI and in the other Loan Documents shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Loan (unless such representation and warranty expressly relates to an earlier date), and the Obligors shall be deemed to have certified to the Administrative Agent and the Lenders that such representations and warranties are true and correct in all material respects by the Borrower's delivery of a Borrowing Request.

                  (c) The Administrative Agent shall have received a duly executed Borrowing Request (i) as to the Loan by the time and on the Business Day specified under Section 2.02, and (ii) as to the Letter of Credit not later than 11:00 a.m., New York City time, three Business Days before the date the Letter of Credit is to be issued.

                  (d) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

                  (e) The Administrative Agent and the Lenders shall have received such other approvals, opinions or documents as the Administrative Agent or the Required Lenders may reasonably request.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each of the Obligors to each of the Lenders that all of the conditions specified in this Section 5.02 above have been satisfied as of that time.

         SECTION 5.03. Delivery of Documents. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Article V, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be satisfactory in form and substance to the Administrative Agent.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in Letters of Credit, the Borrower represents and warrants as to itself and the Guarantor, and the Guarantor represents and warrants as to itself (such representations and warranties to survive any investigation and the making of the Loans), to the Lenders, the Issuing Bank and the Administrative Agent as follows:

         SECTION 6.01. Organization and Qualification. Each Obligor and each Material Subsidiary (a) is a company, corporation, partnership, or entity having limited liability that is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate, partnership or other power and authority to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, together with all such other failures of the Obligors and their Subsidiaries, have a Material Adverse Effect. As of the Execution Date, the companies, corporations and other entities named in Schedule 6.01 are all of the Material Subsidiaries, such Schedule (x) accurately reflects (i) the direct owner of the Capital Stock of each such Subsidiary and (ii) the percentage of the issued and outstanding Capital Stock of each such Subsidiary owned by each Obligor, and (y) accurately sets forth the jurisdictions of their respective incorporation or organization and jurisdictions in which they are required to be qualified as foreign corporations, foreign partnerships or other foreign entities to do business.

         SECTION 6.02. Authorization, Validity, Etc. Each Obligor has the corporate or other power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and, in the case of the Borrower, to obtain the Loans, and all such action has been duly authorized by all necessary corporate, partnership or other proceedings on its part or on its behalf. This Agreement has been duly and validly executed and delivered by or on behalf of each Obligor and constitutes valid and legally binding agreements of such Obligor enforceable against such Obligor in accordance with the terms hereof, and the Notes and the other Loan Documents to which such Obligor is a party, when duly executed and delivered by or on behalf of such Obligor, shall constitute valid and legally binding obligations of such Obligor enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification and the limitations thereon arising as a matter of law or public policy.

         SECTION 6.03. Governmental Consents, Etc. No authorization, consent, approval, license or exemption of or filing or registration with any Governmental Authority, is necessary for the valid execution, delivery or performance by either Obligor of any Loan Document to which it is a party, except those that have been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Execution Date.

         SECTION 6.04. No Breach or Violation of Law or Agreements. Neither the execution, delivery and performance by either Obligor of the Loan Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the extensions of credit contemplated by the Loan Documents, (a) shall breach or violate any applicable Requirement of Law, (b) shall result in any breach or violation of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which it or any of its consolidated Subsidiaries is party or by which any property or asset of it or any of its consolidated Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b) that collectively for both Obligors shall not have a Material Adverse Effect or
(c) shall violate any provision of the organizational documents of either
Obligor.

         SECTION 6.05. Title to Assets. Each Obligor and each consolidated Subsidiary of the Borrower has good and indefeasible title to its assets, except for such defects in title as would not in the aggregate have a Material Adverse Effect. As of the Effective Date, the property of the Obligors and their Subsidiaries is subject to no Liens, except Permitted Liens.

         SECTION 6.06. Litigation. Except for actions, suits or proceedings described in the filings made by the Borrower or the Guarantor with the Securities and Exchange Commission pursuant to the Exchange Act, as of the Effective Date there are no actions, suits or proceedings pending for which service of process has been accomplished or, to the best knowledge of either Obligor, threatened with respect to either Obligor, the Loan Documents or any transactions contemplated therein that are reasonably likely to have (individually or collectively) a Material Adverse Effect.

         SECTION 6.07. Information; Financial Statements. All information heretofore furnished by the Borrower and the Guarantor to the Administrative Agent or any Lender in connection with this Agreement, as affected by the disclosures made herein, in the other Loan Documents and in the filings made by the Borrower and the Guarantor with the Securities and Exchange Commission pursuant to the Exchange Act, did not as of the date thereof and shall not as of the date of the initial Credit Event hereunder, when read together and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect. As of the Execution Date, there has been no material adverse change since December 31, 2002 in the financial condition, business or operations of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.08. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is, or is regulated as, an "investment company," as such term is defined in the Investment Company Act of 1940 (as adopted in the United States), as amended.

         SECTION 6.09. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of either Obligor's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935 (as adopted in the United States), as amended.

         SECTION 6.10. ERISA.

                  (a) The Borrower, and each ERISA Affiliate has maintained and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to have a Material Adverse Effect.

Neither the Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA Sections 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would in the aggregate reasonably be expected to have a Material Adverse Effect.

                  (b) No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), in excess of $50,000,000, whether or not waived, exists or is expected to be incurred with respect to any Plan.

                  (c) The Borrower and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Sections 4201 or 4204 of ERISA in respect of Multiemployer Plans that in the aggregate would reasonably be expected to have a Material Adverse Effect.

                  (d) All contributions have been timely made to all employee benefit plans, as defined in Section 3 of ERISA, except for such failures as would not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. Tax Returns and Payments. Each Obligor and each Material Subsidiary has caused to be filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except where the failure to pay such taxes (collectively for the Obligors and the Material Subsidiaries, taken as a whole) would not have a Material Adverse Effect. No material income tax liability of either Obligor or any Material Subsidiary has been asserted by the Internal Revenue Service of the United States or any other Governmental Authority for any taxes in excess of those already paid, except for taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been created on the books of the Obligors and their Subsidiaries.

         SECTION 6.12. Requirements of Law; Environmental Matters.

                  (a) The Obligors and each of their consolidated Subsidiaries are in compliance with all Requirements of Law, applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of their property, except for such noncompliances which, in the aggregate, would not have a Material Adverse Effect.

                  (b) The Borrower monitors, in the ordinary course of its business, the effect of existing Environmental Laws, and each claim asserted against it, the Guarantor, or any of their Subsidiaries by any Governmental Authority alleging potential liability or responsibility for violation of any Environmental Law, on its business operations and properties. As a result thereof, the Borrower has reasonably concluded that such Environmental Laws and any such claims would not, in the aggregate, have a Material Adverse Effect.

         SECTION 6.13. Purpose of Letters of Credit and Loans.

                  (a) All Letters of Credit and all proceeds of the Loans shall be used by the Borrower for working capital and general corporate purposes including providing liquidity and other financial accommodations to the Guarantor and its Subsidiaries. Neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans.

                  (b) Neither any Letter of Credit nor the proceeds of any Loan under this Agreement were or shall be used directly or indirectly for the purpose of buying or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to buy or carry a margin stock, or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of Regulation U. Neither Obligor nor any agent acting on its behalf has taken or shall take any action which might cause this Agreement or any other Loan Document to violate Regulation T, U or X, or any other regulation of the Board or to violate the Exchange Act. Margin stock did not on the Execution Date, and does not now, constitute more than 25% of the assets of the Borrower or the Guarantor.

         SECTION 6.14. Designation of this Agreement and the Obligations. This Agreement constitutes the "principal bank credit agreement" of the Guarantor for purposes of the October 1977 Debenture Indenture. The Obligations under this Agreement and under the other Loan Documents constitute "Designated Senior Indebtedness" (as such phrase is used in the October 1997 Debenture Indenture) and are pari passu with Indebtedness under the May 1996 Debenture Indenture.

         SECTION 6.15. No Default. No Default or Event of Default has occurred and is continuing.

                                  ARTICLE VII
                              AFFIRMATIVE COVENANTS

         Each of the Borrower and the Guarantor covenants and agrees that prior to the termination of this Agreement it shall duly and faithfully perform, and (as applicable) cause its Subsidiaries to perform, each and all of the following covenants:

         SECTION 7.01. Information Covenants. Each of the Borrower and the Guarantor shall furnish or cause to be furnished to the Administrative Agent and each Lender:

                  (a) As soon as available, and in any event within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year its Quarterly Report on Form 10-Q, or its equivalent, of the Borrower; provided, however, that the Borrower shall be deemed to have furnished said Quarterly Report on Form 10-Q for purposes of this Section 7.01(a) if the same shall have timely been made available on "EDGAR" and/or on its home page on the worldwide web (as the date of this Agreement located at www.weatherford.com) and complied with Section 5.01(c) in respect thereof.

                  (b) As soon as available, and in any event within 90 days after the close of each fiscal year, its Annual Report, the Form 10-K, or its equivalent, of the Borrower, for such fiscal year and certified by Ernst & Young LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and the Required Lenders, whose certification shall be without qualification or limitation; provided, however, that (x) the Borrower shall be deemed to have furnished said Annual Report on Form 10-K for purposes of this Section 7.02(b) if the same shall have timely been made available on "EDGAR" and/or on its home page on the worldwide web (at the date of this Agreement located at www.weatherford.com) and complied with Section 5.01(c) in respect thereof, and (y) if said Annual Report on Form 10-K contains the report of such independent public accountants (without qualification or exception, and to the effect, as specified above), the Obligors shall not be required to deliver such report.

                  (c) Promptly after the same become publicly available, (whether on "EDGAR" or the Borrower's homepage on the worldwide web or otherwise), notice to the Administrative Agent of the filing of all periodic reports, and all amendments to such reports, on Form 10-K or Form 10-Q, and all definitive proxy statements filed by the Borrower, the Guarantor of any other of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be (and in furtherance of the foregoing, the Borrower will give to the Administrative Agent prompt written notice of any change at any time or from time to time of the location of the Borrower's home page on the worldwide web).

                  (d) Promptly, and in any event within ten Business Days after any Responsible Officer of either Obligor obtains knowledge of

                  (i) any event or condition (excluding events or conditions constituting generalized market conditions affecting the Borrower and its competitors in substantially the same way) which would reasonably be expected to have a Material Adverse Effect; or

                  (ii) any event or condition which constitutes a Default or an Event of Default; or

                  (iii) the occurrence of a Change of Control or Change of Control Event;

a notice of such event or condition, specifying the nature thereof.

                  (e) At the time of the delivery of the financial statements provided for (i) in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Borrower and/or the Guarantor, as applicable, in the form of
Exhibit 7.01 to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall also set forth calculations required to establish whether the Borrower and/or the Guarantor, as applicable, was in compliance with the provisions of Article VIII as at the end of such fiscal quarter or fiscal year, as the case may be and (ii) to the extent there has been any change in the information previously furnished to the Administrative Agent and the Lenders on Schedule 6.01, a revised Schedule 6.01.

                  (f) Promptly, and in any event within 30 days after any Responsible Officer of either Obligor obtains knowledge thereof, notice:

                  (i) of the occurrence or expected occurrence of any material Reportable Event with respect to any Plan, a failure to make any material required contribution to a Plan, any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of any Multiemployer Plan, or

                  (ii) of the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the terminating, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Plan which termination, reorganization or insolvency would reasonably be expected to have a Material Adverse Effect, except that no notice shall be required with respect to the merger of a defined contribution plan of one ERISA Affiliate into a defined contribution plan of another ERISA Affiliate.

                  (g) From time to time and with reasonable promptness, such other information or documents (financial or otherwise) with respect to the Borrower, the Guarantor or any of their Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

         SECTION 7.02. Books, Records and Inspections. Each of the Borrower and the Guarantor shall, and shall cause each of its Material Subsidiaries to, permit, or cause to be permitted, any Lender, upon written notice, to visit and inspect any of the properties of each of the Borrower and the Guarantor and their Subsidiaries, to examine the corporate books and financial records of each of the Borrower and the Guarantor and their Subsidiaries and to discuss the affairs, finances and accounts of any such corporations with a Responsible Officer of each of the Borrower and the Guarantor and such Subsidiaries, all at such reasonable times and as often as such Lender(s), through the Administrative Agent, may reasonably request.

         SECTION 7.03. Insurance and Maintenance of Properties. Each of the Borrower and the Guarantor shall, and shall cause each of the Material Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties, risks and contingencies (including business interruption insurance) and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated.

         SECTION 7.04. Payment of Taxes and other Claims. Each Obligor shall, and shall cause each of the Material Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon such Obligor or such Material Subsidiary, as applicable, or upon the income, profits or property of such Obligor or such Material Subsidiary, as applicable, except for (i) such taxes, assessments as would not, individually or in the aggregate, have a Material Adverse Effect and (ii) any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

         SECTION 7.05. Existence. Except as expressly permitted pursuant to
Section 8.02, such Obligor shall do all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of such Obligors.

         SECTION 7.06. ERISA Information and Compliance. Except with respect to matters described in clauses (a), (c) and (d) below which would not reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly furnish to Administrative Agent: (a) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under ERISA and any notice from the PBGC under ERISA of an intent to terminate or appoint a trustee to administer any Plan, (b) if requested by the Administrative Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (c) immediately upon becoming aware of the occurrence of any Reportable Event, or of any "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer of the Borrower or the applicable ERISA Affiliate specifying the nature thereof, what action the Borrower or the applicable ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service, the Department of Labor or any other applicable Governmental Authority with respect thereto, (d) promptly after the filing or receiving thereof by the Borrower or any ERISA Affiliate, any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (e) each request for waiver of the funding standards or extension of the amortization periods required by ERISA or Section 412 of the Code promptly after the request is submitted by the Borrower or any ERISA Affiliate to the Secretary of the Treasury, the Department of Labor, the Internal Revenue Service or any other applicable Governmental Authority. The Borrower covenants that it shall and shall cause each ERISA Affiliate to comply, with respect to each Plan and Multiemployer Plan, with all applicable provisions of ERISA and the Code, except to the extent that any failure to comply would not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.07. Subsidiaries. The Borrower covenants that the Subsidiaries identified on Schedule 6.01 are the only Material Subsidiaries as of the Execution Date. Should any Subsidiary, subsequent to the date hereof, become a Material Subsidiary, the Borrower shall deliver to the Administrative Agent and the Lenders a revised Schedule 6.01 as provided in Section 7.01(e).

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         Each of the Borrower and the Guarantor covenants and agrees with the Administrative Agent and the Lenders that prior to the termination of this Agreement it shall duly and faithfully perform, and cause its Subsidiaries to perform, each and all of the following covenants:

         SECTION 8.01. Material Change in Business. The Borrower shall not, and shall not permit its Material Subsidiaries to, engage in any material business substantially different from those carried on by the Borrower and its consolidated Subsidiaries taken as a whole on the date hereof.

         SECTION 8.02. Consolidation, Merger, or Sale of Assets, Etc. The Borrower shall not, and shall not permit the Guarantor or any other consolidated Subsidiary to (A) wind up, liquidate or dissolve its affairs, or (B) amalgamate or consolidate with, or merge into, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person, or permit any other Person to amalgamate or consolidate with, or merge into, or sell, lease or otherwise dispose of all or substantially all of its assets to, it, except that this Section 8.02 shall not prohibit any Redomestication or any of the following transactions, or any agreement to effect the same:

                  (a) if, immediately before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing, any amalgamation, consolidation or merger, or sale or other disposition of assets (other than by lease) involving the Borrower or any of its consolidated Subsidiaries, provided that

                  (i) in any such transaction involving the Borrower, either

                           (x) the entity that constituted the Borrower
                  immediately prior thereto is the surviving, resulting or continuing Person in such merger, amalgamation or consolidation, or the transferee in such sale or other disposition (in any such case, the "Survivor"), or

                           (y) if the entity that constituted the Borrower
                  immediately prior thereto is not the Survivor, the Survivor shall execute and deliver to the Administrative Agent an instrument, in form and substance satisfactory to it, whereby the Survivor shall become a party to this agreement and assume all rights and obligations of the Borrower hereunder, or

                  (ii) in any such transaction involving the Guarantor, either

                           (x) the entity that constituted the Guarantor
                  immediately prior thereto is the Survivor, or

                           (y) the Guarantor shall have amalgamated or merged
                  with and into the Borrower and the Borrower shall be the Survivor, or

                           (z) if neither the entity that constituted the
                  Guarantor immediately prior thereto nor the Borrower is the Survivor, the Survivor shall execute and deliver to the Administrative Agent an instrument, in form and substance satisfactory to it, whereby the Survivor shall become a party to this agreement and assume all rights and obligations of the Guarantor hereunder),

                  (iii) in any such transaction not involving the Borrower or the Guarantor, a Wholly-Owned Subsidiary of the Borrower is the Survivor, and

                  (iv) in the case of any transaction specified in the foregoing clause (i), (ii) or (iii) (A) the Borrower, the Guarantor (except in a case specified in clause (ii)(y)) and their Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transaction, with the covenants contained in this Article VIII recomputed as of the last day of the most recently ended fiscal quarter of the Borrower, the Guarantor and their Subsidiaries as if such transaction had occurred on the first day of each relevant period for testing such compliance, (B) (with respect to any amalgamation, consolidation or merger, or sale or other disposition of assets, with or to a Person not a consolidated Subsidiary of the Borrower) the Borrower shall have delivered to the Administrative Agent an officer's certificate to such effect, together with all relevant financial information and calculations demonstrating such compliance and (C) if neither the Borrower nor the Guarantor is the Survivor the Administrative Agent shall have received an opinion reasonably satisfactory in form, scope and substance to the Administrative Agent, of counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with such transaction as the Administrative Agent or such Lender may reasonably request, and such other documentation as the Administrative Agent may reasonably request;

                  (b) any winding up, liquidation or dissolution of any consolidated Subsidiary if immediately before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing and if in the reasonable judgment of the Board of Directors (or other managing group) of such Subsidiary, such winding up, liquidation or dissolution is in the best interests of the Borrower and its consolidated Subsidiaries taken as a whole and is not materially disadvantageous to any Lender, provided, however, with respect to any winding up, liquidation or dissolution of the Guarantor (i) the owner of all of the Capital Stock of the Guarantor immediately prior to such event shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower and (ii) if such owner is not the Borrower (A) such owner shall be the New Parent or a direct or indirect Wholly-Owned Subsidiary of the New Parent, and (B) such owner shall execute and deliver to the Administrative Agent (1) a guaranty of the Obligations in form and substance reasonably satisfactory to the Administrative Agent, (2) an opinion, reasonably satisfactory in form, scope and substance to the Administrative Agent, of counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with such event as the Administrative Agent or any Lender may reasonably request and (3) such other documentation as the Administrative Agent may reasonably request;

                  (c) transactions and transfers of assets among or between Obligors, or among and between Obligors and Wholly-Owned Subsidiaries or among and between Wholly-Owned Subsidiaries; and

                  (d) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Default or Event of Default shall exist or shall result from such disposition,
(ii) the aggregate sales price from such disposition shall be paid in cash or otherwise on payment terms satisfactory to the applicable Obligor or Subsidiary, and (iii) the aggregate book value of all assets of the Borrower and its consolidated Subsidiaries, taken as a whole, shall not be reduced at any time to an amount which is less than 80% of the aggregate book value of all assets of the Borrower and its consolidated Subsidiaries, taken as a whole, on December 31, 2002, as reflected on the Borrower's consolidated balance sheet dated December 31, 2002.

         SECTION 8.03. Liens. Each Obligor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of either Obligor or any such Subsidiary whether now owned or hereafter acquired, except Permitted Liens.

         SECTION 8.04. Indebtedness.

                  (a) Each of the Borrower and the Guarantor shall not create, incur or assume, or permit any of its Subsidiaries to create, incur or assume any Indebtedness, unless each of the Borrower, the Guarantor, and their Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transactions, with the covenants contained in this Article VIII recomputed as of the last day of the most recently ended fiscal quarter of each of the Borrower, the Guarantor, and their Subsidiaries as if the transaction in question had occurred on the first day of each relevant period for testing such compliance.

                  (b) In addition to, and notwithstanding Section 8.04(a), the aggregate principal amount of all Indebtedness of all foreign Subsidiaries of the Borrower at any time outstanding to any Person other than the Borrower and its Subsidiaries shall not exceed 12% of the Borrower's Net Worth at such time.

                  (c) In addition to, and notwithstanding Section 8.04(a), no domestic Subsidiary of the Borrower (other than the Guarantor) shall incur any Indebtedness (other than Domestic Intercompany Debt) after the Execution Date, if after giving effect to such incurrence the aggregate outstanding Indebtedness (other than Domestic Intercompany Debt) of all such Subsidiaries would exceed $100,000,000.

         SECTION 8.05. Ownership of the Guarantor. Except to the extent permitted under Section 8.02(a)(ii)(y) or Section 8.02(b), the Persons who are the shareholders of the Borrower shall at any time cease to own, beneficially and of record, directly or indirectly, 100% of the Capital Stock (except for directors' qualifying shares) of the Guarantor.

         SECTION 8.06. Financial Covenants..

                  (a) The Borrower shall not permit its Consolidated Indebtedness to exceed 50% of its Total Capitalization at the end of any fiscal quarter.

                  (b) The Borrower shall not permit its Interest Coverage Ratio at the end of any fiscal quarter to be less than 3.0 to 1.0.

         SECTION 8.07. Limitation on Transactions with Affiliates. Each of the Borrower and the Guarantor shall not, and shall not permit any of their consolidated Subsidiaries to, directly or indirectly, conduct any business or enter into, renew, extend or permit to exist any transaction (including the purchase, sale, lease or exchange of any assets or the rendering of any service) or series of related transactions with any Person who is not either (i) the Borrower or one of the Borrower's consolidated Subsidiaries or a Person that becomes, pursuant to a Redomestication, a part of the consolidated group that includes the Borrower, or (ii) Weatherford\Al-Rushaid Limited, Weatherford Saudi Arabia Limited, W1 Receivables, L.P. or Universal Compression Holdings, Inc., on terms that are less favorable to the Borrower or such consolidated Subsidiary, as the case may be, than would be available in a comparable arm's length transaction. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) the payment of reasonable and customary regular fees to directors of the Borrower or the Guarantor who are not employees of the Borrower or the Guarantor; (ii) loans and advances to officers and employees of the Borrower or the Guarantor and their respective Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of the Borrower, the Guarantor, and their respective Subsidiaries; (iii) any other transaction with any employee, officer or director of the Borrower, the Guarantor or any of their respective Subsidiaries pursuant to employee benefit or compensation arrangements entered into in the ordinary course of business and approved by, as applicable, the Board of Directors of the Borrower, the Board of Directors of the Guarantor, or the Board of Directors of such Subsidiary permitted by this Agreement; and (iv) customary underwriting or similar transactions with an investment banking Affiliate.

         SECTION 8.08. Restrictions on Subsidiary Dividends. Each of the Borrower and the Guarantor shall not and shall not permit any of its consolidated Subsidiaries to enter into any agreement or contract which limits or restricts in any way the payment of any dividends or distributions by any consolidated Subsidiary of either Obligor to such Obligor or to another consolidated Subsidiary of such Obligor.

         SECTION 8.09. Debentures. Except as expressly permitted in writing by the Required Lenders, neither Obligor shall amend, modify or obtain or grant a waiver of any provision of the October 1997 Debentures, the October 1997 Debenture Indenture, the May 1996 Debentures, the May 1996 Debenture Indenture or the Zero Coupon Debentures or the Indenture pursuant to which they were issued if such amendment, modification or waiver would be adverse to the Lenders.

         SECTION 8.10. The Debenture Indentures. No Obligor shall take any action that could result in the Obligations' failing to be classified as (a) "Designated Senior Indebtedness" (as such phrase is used in the October 1997 Debenture Indenture) or (b) pari passu with Indebtedness under the May 1996 Debenture Indenture.

                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 9.01. Events of Default and Remedies. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) the principal of any Loan or Note or any reimbursement obligation in respect of any LC Disbursement shall not be paid on the date on which such payment is due, or (ii) any payment of interest on any such Loan, Note or reimbursement obligation or any other amount due hereunder or any other Loan Document shall not be paid within five calendar days following the date on which such payment of interest or such other amount is due; or

                  (b) any representation or warranty made or, for purposes of
Article V, deemed made by or on behalf of either Obligor herein, at the direction of either Obligor or by either Obligor in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

                  (c) either Obligor shall fail to perform or observe any covenant contained in Article VIII or fails to give any notice required by
Section 7.01(d), (e) or (f); or

                  (d) either Obligor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 9.01(a), Section 9.01(b) or Section 9.01(c)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to a Responsible Officer of the Borrower by the Administrative Agent or any Lender or, (ii) a Responsible Officer of either Obligor becomes aware of such failure; or

                  (e) the Borrower or any of its Subsidiaries (i) fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness or the October 1997 Debentures beyond any period of grace provided with respect thereto (not to exceed 30 days), provided that the aggregate amount of all Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $50,000,000, or (ii) defaults under any agreement or any instrument which governs the rights and remedies of Persons holding Indebtedness of the Borrower or any of its Subsidiaries with an aggregate face amount which is equal to or exceeds $50,000,000; or

                  (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of either Obligor or any Material Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or
(ii) a decree or order adjudging either Obligor or any Material Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either Obligor or any Material Subsidiary under any applicable federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either Obligor or any Material Subsidiary of any substantial part of its property, or ordering the winding up or liquidation of its affairs, the continuance of any such decree or order for relief or any such other decree or order that shall be unstayed and in effect for a period of 60 consecutive days; or

                  (g) the commencement by either Obligor or any Material Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either Obligor or any Material Subsidiary to the entry of a decree or order for relief in respect of either Obligor or such Material Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by either Obligor or any Material

Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by either Obligor or any Material Subsidiary to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Obligor or such Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the consent to, approval of or the admission by either Obligor or any Material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by either Obligor or any Material Subsidiary in furtherance of any such action; or

                  (h) a judgment or order shall be entered against either Obligor or any Material Subsidiary, which with other outstanding judgments and orders entered against the Obligors and the Material Subsidiaries equals or exceeds $50,000,000 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), and (i) within 60 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 60 days after the expiration of any such stay, such judgment shall not have been discharged, or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor upon such judgment;

                  (i) any Loan Document shall (other than with the consent of the Administrative Agent and the Lenders), at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by either Obligor or either Obligor shall deny that it has any or further liability or obligation thereunder; or

                  (j) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) which (individually or collectively) exceeds $50,000,000, whether or not waived, or a waiver of the minimum funding standard or extension of any amortization period is sought or granted under Section 412 of the Code with respect to a Plan; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on the Borrower, any consolidated Subsidiary or an ERISA Affiliate which (individually or collectively) exceeds $50,000,000; any required contribution to a Plan or Multiemployer Plan in excess of $50,000,000 shall not have been made within 15 days of the date such contribution is due; or the Borrower, any consolidated Subsidiary or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result (individually or collectively) from any such event or events a material risk of either (i) the imposition of a Lien(s) upon, or the granting of a security interest(s) in, the assets of the Borrower, any consolidated Subsidiary and/or an ERISA Affiliate securing an amount(s) equal to or exceeding $50,000,000, or (ii) the Borrower, any consolidated Subsidiary and/or an ERISA Affiliate incurring a liability(ies) or obligation(s) with respect thereto equal to or exceeding $50,000,000;

then, and in every such event (other than an event with respect to either Obligor described in clause (f) or (g) of this Section 9.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:

                  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and

                  (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors, and in case of any event with respect to either Obligor described in clause
         (f) or (g) of this Section 9.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 9.02. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to either Obligor (any such notice being expressly waived by each Obligor), to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding the funds held in accounts clearly designated as escrow or trust accounts held by either Obligor for the benefit of Persons which are not Affiliates of either Obligor), whether or not such setoff results in any loss of interest or other penalty, and including all certificates of deposit, at any time held, and any other funds or property at any time held, and other indebtedness at any time owing by such Lender to or for the credit or the account of either Obligor against any and all of the Obligations irrespective of whether or not such Lender or the Administrative Agent shall have made any demand under this Agreement, the Notes or any other Loan Document. Should the right of any Lender to realize funds in any manner set forth above be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the applicable Obligor, as the case may be, pro rata in accordance with their Commitments. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and the Lenders under this Section are in addition to other rights and remedies (including other rights of setoff) which the Administrative Agent or the Lenders may have. This Section is subject to the terms and provisions of Section 4.01(a).

         SECTION 9.03. Other Remedies. No remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise.

         SECTION 9.04. Application of Moneys During Continuation of Event of Default.

                  (a) So long as an Event of Default of which the Administrative Agent shall have given notice to the Lenders shall continue, all moneys received by the Administrative

Agent (i) from either Obligor under the Loan Documents shall, except as otherwise required by law, be distributed by the Administrative Agent on the dates selected by the Administrative Agent as follows:

                  first, to payment of the unreimbursed expenses for which the Administrative Agent or any Lender is to be reimbursed pursuant to Section 12.03 and to any unpaid fees owing to the Administrative Agent;

                  second, to the ratable payment of accrued but unpaid interest on the Loans;

                  third, to the ratable payment of unpaid principal of the Loans;

                  fourth, to the ratable payment of all other amounts payable by the Obligors hereunder;

                  fifth, to secure the repayment and discharge of the outstanding amount of all LC Exposure;

                  sixth, to the ratable payment of all other Obligations, until all Obligations shall have been paid in full; and

                  finally, to payment to the Obligors, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                  (b) The term "unpaid" as used in this Section 9.04 shall mean all Obligations outstanding as of any such distribution date as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 9.02 of which the Administrative Agent shall have been notified. For purposes of the foregoing, reimbursement obligations with respect to the LC Exposure on outstanding Letters of Credit shall be deemed "paid" for purposes of this Section 9.04 when amounts sufficient to secure such reimbursement obligations have been delivered to the Administrative Agent.

                                    ARTICLE X
                              ADMINISTRATIVE AGENT

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.05), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.05) or in the absence of its own gross negligence, willful misconduct or unlawful acts. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for either Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Sections 12.03 and
12.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE XI
                                    GUARANTY

         SECTION 11.01. Guaranty.

                  (a) In consideration of, and in order to induce the Lenders to make Loans to, and the Issuing Bank to issue Letters of Credit for the account of, the Borrower, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees in favor of all of the Lenders and the Issuing Bank, the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Borrower Obligations and all covenants of the Borrower, now or hereafter existing under this Agreement and the other Loan Documents to which the Borrower is a party, whether for principal, LC Exposure interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Borrower under any applicable Bankruptcy Code or insolvency law, fees, commissions, expenses (including reasonable attorneys' fees and expenses)), indemnities, or otherwise (all such obligations being, as applicable, the "Guaranteed Obligations"). The Guarantor agrees to pay any and all expenses incurred by each Lender and the Administrative Agent in enforcing this Guaranty against the Guarantor.

                  (b) This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collection and is in no way conditioned upon any attempt to collect from the Borrower or any other action, occurrence or circumstance whatsoever.

         SECTION 11.02. Continuing Guaranty.

                  (a) The Guarantor guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of this Agreement and the other Loan Documents. The Guarantor agrees that, to the maximum extent permitted by applicable law, the Guaranteed Obligations and Loan Documents to which the Borrower is a party may be extended or renewed, and indebtedness thereunder repaid and reborrowed in whole or in part, without notice to or assent by the Guarantor, and that the Guarantor shall remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any of the Guaranteed Obligations or such Loan Documents or any repayment and reborrowing of Loans to the Borrower. The obligations of the Guarantor under this Guaranty are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other Loan Document or any substitution, release or exchange of any other guarantee of or security for the Obligations. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which the Guarantor is a party, the obligations of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

                  (i) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations, or of this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among the Borrower, the Administrative Agent, the Issuing Bank and/or the Lenders, or any other Person, pertaining to the Guaranteed Obligations;

                  (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to the Guarantor, the Borrower or any other Person liable on the Guaranteed Obligations;

                  (iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Guarantor, the Borrower or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution or winding up of the Guarantor or the Borrower, or any sale, lease or transfer of any or all of the assets of the Guarantor or the Borrower, or any changes in the shareholders of the Guarantor or the Borrower, or any reorganization of the Guarantor or the Borrower;

                  (iv) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that (A) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, (B) the act of creating the Guaranteed Obligations, or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority,
         (D) the Guaranteed Obligations or any part thereof violate applicable usury laws, (E) the Guarantor or the Borrower has valid defenses, claims, and offsets (whether at law or in equity, by agreement or by statute) which render the Guaranteed Obligations wholly or partially uncollectible from the Guarantor or the Borrower, (F) the creation, performance, or repayment of the Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing any part of the Guaranteed Obligations or executed in connection with any of the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to any of the Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;

                  (v) any full or partial release of the liability of the Guarantor or the Borrower on the Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee, or assure the payment of the Guaranteed Obligations or any part thereof; it being recognized, acknowledged, and agreed by the Guarantor that the Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and that the Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person shall be liable to perform the Guaranteed Obligations or that the Administrative Agent or any Lender shall look to any other Person to perform the Guaranteed Obligations;

                  (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

                  (vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

                  (viii) the failure of the Administrative Agent, the Lenders, the Issuing Bank or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                  (ix) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations;

                  (x) any payment by the Borrower or the Guarantor to the Administrative Agent or any Lender is held to constitute a preference under bankruptcy or insolvency laws, or for any other reason either the Administrative Agent or any Lender is required to refund such payment or pay such amount to the Borrower, the Guarantor, or any other Person; or

                  (xi) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor shall be required to pay the Guaranteed Obligations pursuant to the terms hereof;

it being the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations after the termination of all of the Commitments.

                  (b) The Guarantor further agrees that, to the fullest extent permitted by law, as between the Guarantor, or the one hand, and the Lenders and the Administrative Agent, on the other hand, (i) the maturity of the Borrower Obligations may be accelerated as provided in Section 9.01 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing the acceleration of the Borrower Obligations as against the Borrower and (ii) in the event of any purported acceleration (whether by declaration or automatic) of the Borrower Obligations as provided in Section 9.01, the Borrower Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guaranty.

         SECTION 11.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, the Issuing Bank, any Lender or any of their respective properties or
(ii) any settlement or compromise of any such claim effected by the Administrative Agent or any Lender with any such claimant (including the Borrower), then the Guaranteed Obligations or any part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any instrument evidencing any of the Guaranteed Obligations or otherwise; and the Guarantor shall be liable to pay the Administrative Agent, the Issuing Bank and the Lenders, and hereby does indemnify the Administrative Agent, the Issuing Bank and the Lenders and hold them harmless for the amount of such payment or proceeds so surrendered and all reasonable expenses (including reasonable attorneys' fees, court costs and


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


expenses attributable thereto) incurred by the Administrative Agent, the Issuing Bank or any such Lender in the defense of any claim made against it that any payment or proceeds received by the Administrative Agent, the Issuing Bank or any such Lender in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty and any satisfaction and discharge of the Borrower by virtue of any payment, court order, or any law.

         SECTION 11.04. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent, the Issuing Bank or any Lender institute suit, collection proceedings or take any other action to collect any of the Guaranteed Obligations, including any requirement that the Administrative Agent, the Issuing Bank or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral (it being the intention of the Administrative Agent, the Issuing Bank, the Lenders, and the Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Administrative Agent, the Issuing Bank or any Lender, in order to enforce any payment by the Guarantor hereunder, to institute suit or exhaust its rights and remedies against the Guarantor, the Borrower or any other Person, including others liable to pay the Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. The Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. The Guarantor hereby waives marshaling of assets and liabilities, notice by the Administrative Agent, the Issuing Bank or any Lender of any indebtedness or liability to which such Person applies or may apply any amounts received by it, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. The Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

         SECTION 11.05. Agreement to Defer Exercise of Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any setoff or application by the Administrative Agent or any Lender of any security or of any credits or claims, the Guarantor will not assert or exercise any rights of the Administrative Agent or any Lender or of itself against the Borrower to recover the amount of any payment made hereunder by the Guarantor to the Administrative Agent or any Lender by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and the Guarantor shall not have any right to exercise any right of recourse to or any claim against assets or property of the Borrower for such amounts, in each case unless and until the Obligations of the Borrower guaranteed hereby have been fully and finally satisfied. Until such time (but not thereafter), the Guarantor hereby agrees not to exercise any claim, right or remedy which it may now have or hereafter acquire against the Borrower that arises under this Agreement or any other Loan Document or from the performance by the Guarantor of the Guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Administrative Agent or any Lender against the Borrower or the Guarantor, or any security that the Administrative Agent or any Lender now has or hereafter acquires pursuant hereto securing the Obligations of the Borrower under this Agreement, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall be paid to the Guarantor by the Borrower after payment in full of the Obligations, and the Obligations shall thereafter be reinstated in whole or in part and the Administrative Agent or any Lender forced to repay any sums received by any of them in payment of the Obligations, this Guaranty shall be automatically reinstated and such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Borrower by virtue of any payment, court order or any federal or state law.

         SECTION 11.06. Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Guaranteed Obligations under this Agreement and the other Loan Documents to which the Borrower is a party and all other amounts payable under this Guaranty have been paid in full (after the termination of the Commitments). All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

                                   ARTICLE XII
                                  MISCELLANEOUS

         SECTION 12.01. Waiver; Amendments. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by either Obligor therefrom shall in any event be effective unless the same shall be permitted by Section 12.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         SECTION 12.02. Notices.

                  (a) All notices and other communications provided for herein, including any modifications of, or waivers or consents under, this Agreement (collectively, "Communications") shall be given or made on a Business Day by telecopy (confirmed by mail) or other writing and telecopied or mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Assumption); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section 12.02) (i) as to the Borrower, to the Administrative Agent, (ii) as to the Administrative Agent, to the Borrower, and to each Lender, and (iii) as to any Lender, to the Borrower and to the Administrative Agent. Except as otherwise provided in this Agreement, all such Communications shall be deemed to have been duly given (a) when transmitted by telecopier, (b) when personally delivered, (c) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or (d) five Business Days' after deposit in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid. Notwithstanding the foregoing, Communications to the Administrative Agent pursuant to Article II,
Article III, Article IV or Article X shall not be effective until received by the Administrative Agent.

         (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         SECTION 12.03. Expenses, Etc. Whether or not any Loan is ever made, the Borrower shall pay or reimburse within 10 days after written demand (a) the Administrative Agent for paying the reasonable fees and expenses of legal counsel to the Administrative Agent, together with the reasonable fees and expenses of each local counsel to the Administrative Agent, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto), the other Loan Documents and the making of the Loans hereunder, and any modification, supplement or waiver of any of the terms of this Agreement or any other Loan Document; (b) the Administrative Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of any of the Loan Documents (including the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) or any of the Obligations;
(c) the Administrative Agent, the Issuing Bank or any Lender for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Loan Document or any other document referred to herein or therein; and
(d) following the occurrence and during the continuation of an Event of Default, any Lender, the Issuing Bank or the Administrative Agent for paying all amounts reasonably expended, advanced or incurred by such Lender, the Issuing Bank or the Administrative Agent to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders, the Issuing Bank or the Administrative Agent under this Agreement or any other Loan Document, together with interest thereon at the Past Due Rate applicable to the Loans on each such amount from the due date of payment until the date of reimbursement to such Lender or the Administrative Agent.

         SECTION 12.04. Indemnity.

                  (a) The Borrower shall indemnify the Administrative Agent, the Issuing Bank, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents (each such Person being an "Indemnitee") from, and hold each Indemnitee harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any Indemnitee may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to this Agreement, any Letter of Credit, Loan, or any other Loan Document or (ii) any actual or proposed use by the Borrower or any Subsidiary of the proceeds of any extension of credit by any Lender hereunder and the Borrower shall reimburse each Indemnitee, upon demand for any expenses (including reasonable legal fees) incurred in connection with any such investigation, litigation or other proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or unlawful conduct of such Indemnitee.

                  (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONCURRENT ORDINARY NEGLIGENCE OF SUCH INDEMNITEE. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE BORROWER HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, THE OBLIGATIONS OF THE BORROWER

UNDER THIS SECTION 12.04 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE PAYMENT OF THE OTHER OBLIGATIONS OR THE ASSIGNMENT OF THE NOTES.

         SECTION 12.05. Amendments, Etc. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against the Borrower unless the same shall be agreed or consented to in writing by the Borrower or the Guarantor. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby or the Issuing Bank, as the case may be, do any of the following: (a) increase the Commitment of any of the Lenders (or reinstate any termination or reduction of the Commitment) or subject any of the Lenders or the Issuing Bank to any additional obligations; (b) reduce the principal of, or interest on, any Loan, fee or other amount due hereunder; (c) postpone or extend the Maturity Date, the Termination Date, the Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, fee or other sum to be paid hereunder or waive any Event of Default described in Section 9.01(a); (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of Obligations, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement (including, to change the definition of "Required Lenders"); (e) change Section 4.01(b) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; (f) change any provision contained in Sections 12.03 or 12.04 or Section 12.05, or (g) release any Person from liability under a guaranty. Notwithstanding anything in this Section 12.05 to the contrary, no amendment, modification, waiver or consent shall be made with respect to Article X without the consent of the Administrative Agent to the extent it affects the Administrative Agent, as the Administrative Agent. Subject to the foregoing, the amendment or waiver of any provisions of Article VI, VII, VIII or IX may be effected with the consent of the Required Lenders.

         SECTION 12.06. Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, provided that no consent of the
Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

                           (B) the Administrative Agent, such consent not to be
unreasonably withheld, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment, or to an Affiliate of any such Lender.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender
or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Type, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (f) or (g) of Article IX has occurred and is continuing;

                          (B) each partial assignment shall be made as an

assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

                           (C) the parties to each assignment shall execute and
deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                           (D) the assignee, if it shall not be a Lender, shall
deliver to the Administrative Agent an Administrative Questionnaire;

                           (E) except in connection with assignments made while
an Event of Default has occurred and is continuing, all prospective assignees of a Lender shall be required, as a condition to the effectiveness of such Assignment, to execute and deliver the forms required under Section 4.02(e) for any Lender, and no Assignment shall be effective in connection herewith unless and until such forms are so delivered; and

                           (F) no assignment shall be made to any Lender if
after giving effect to such assignment, such Lender's Commitment Percentage would exceed 30%.

         For purposes of this Section 12.06, the term "Approved Fund" has the following meaning:

         "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 12.03 and 12.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be presumed correct, in the absence of manifest error, and the Obligors, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Obligors, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.05 that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of
Section 4.02 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.02 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(b), and to deliver the forms required by Section 4.02(e), as though it were a Lender.

                  (i) A Participant shall not be entitled to receive any greater payment under Sections 2.11 and 4.02 than the applicable Lender is entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.02 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.02(d) and Section 4.02(e) as though it were a Lender.

                  (ii) Anything in this Section 12.06 to the contrary notwithstanding, no Participant shall be entitled to benefits under this Agreement if the Lender from whom such Participant purchased its participation would not be entitled to the same benefits, and no Participant shall be entitled to rights and benefits hereunder in excess of such Participant's pro rata interest in the applicable Lender's rights hereunder, the rights of a Participant hereunder being determined solely by and based upon the Lender from whom the Participant purchased its interest hereunder.

                  (d) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Obligors furnished to such Lender by or on behalf of either Obligor subject, however to the provisions of Section 12.07.

                  (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (f) All transfers of any interest in any Note hereunder shall be in compliance with all federal, state and other securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 12.06 be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

         SECTION 12.07. Confidentiality. Each Lender agrees to exercise its best efforts to keep any information delivered or made available by either Obligor to it pursuant to or in connection with this Agreement (including any information obtained pursuant to Section 7.01 other than information on EDGAR or on the worldwide web), confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans or the LC Exposure; provided that nothing herein shall prevent any Lender from disclosing such information
(a) to any other Lender, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having or claiming jurisdiction over such Lender, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Lender, either Obligor or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (g) to such Lender's legal counsel and independent auditors and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 12.07. Each Lender shall promptly notify the Borrower of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this Section 12.07 and, if no Obligor is a party to any such litigation, clause (e) of this Section 12.07. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each Person employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans and LC Exposure) may disclose to any Person, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Loan and Letter of Credit transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) related thereto that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the Loan and Letter of Credit transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the documents or similar item that relate to such tax treatment or tax structure.

         SECTION 12.08. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Obligors in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents until two years and one day after payment in full of the Obligations and the termination of the Commitments of the Lenders, and shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the undertaking of the Lenders to make Loans and extend credit to the Borrower shall not inure to the benefit of any successor or assign of the Borrower, except a successor or assign that becomes such in accordance with, as provided in Section 8.02.

         SECTION 12.09. Governing Law. This Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith and therewith and the rights and obligations of the parties hereto and thereto, shall be deemed to be contracts and agreements executed by the Obligors, the Administrative Agent, the Issuing Bank and the Lenders under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and, to the extent controlling, of the United States of America.

         SECTION 12.10. Independence of Covenants. All covenants contained in this Agreement and in the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 12.11. Binding Effect. This Agreement shall become effective on the Effective Date.

         SECTION 12.12. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void shall be deemed to have been stricken herefrom and the remainder shall have the same force and effectiveness as if such part or parts had never been included herein.

         SECTION 12.13. Conflicts Between This Agreement and the Other Loan Documents. In the event of any conflict between, or inconsistency with, the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

         SECTION 12.14. Limitation of Interest. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 12.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 12.16. Submission to Jurisdiction. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM EITHER THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OBLIGOR, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE ISSUING BANK HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH OBLIGOR, TO THE EXTENT IT IS NOT QUALIFIED TO DO BUSINESS IN NEW YORK, HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH OBLIGOR AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH OBLIGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 12.02, AND AT ITS REGISTERED OFFICE, IF DIFFERENT. SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EITHER OBLIGOR IN ANY OTHER JURISDICTION.

                  (b) EACH OF THE OBLIGORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 12.17. Waiver of Jury Trial. EACH OBLIGOR, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE ISSUING BANK (a) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

         SECTION 12.18. Judgment Currency. The obligation of each Obligor to make payments on any Obligation to the Lenders or to any Agent hereunder in any currency (the "first currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "second currency") except to the extent to which such tender or recovery shall result in the effective receipt by the applicable Lender or the applicable Agent of the full amount of the first currency payable, and accordingly the primary obligation of each Obligor shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the full currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

         SECTION 12.19. Final Agreement of the Parties. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Executed as of the date first above written.

                                         BORROWER:

                                         WEATHERFORD INTERNATIONAL LTD.


                                         By:    /s/ BURT M. MARTIN
                                                --------------------------------
                                         Name:  Burt M. Martin
                                                --------------------------------
                                         Title: Senior Vice President, General
                                                --------------------------------
                                                Counsel and Secretary
                                                --------------------------------


                                         Notice Information:

                                         c/o Weatherford International, Inc.
                                         515 Post Oak Blvd.
                                         Houston, Texas  77027
                                         Attention: General Counsel
                                         Telephone: (713) 693-4000
                                         Telecopy:  (713) 693-4484


The COMMON SEAL of                  )
Weatherford International Ltd.      )
was hereunto affixed                )
in the presents of:                 )


-------------------------------------
Name

-------------------------------------
Title

                                         GUARANTOR:

                                         WEATHERFORD INTERNATIONAL, INC.


                                         By:    /s/ BURT M. MARTIN
                                                --------------------------------
                                         Name:  Burt M. Martin
                                                --------------------------------
                                         Title: Senior Vice President
                                                --------------------------------


                                         Notice Information:

                                         515 Post Oak Blvd.
                                         Houston, Texas  77027
                                         Attention: General Counsel
                                         Telephone: (713) 693-4000
                                         Telecopy:  (713) 693-4484

                                         ADMINISTRATIVE AGENT:


                                         JPMORGAN CHASE BANK,
                                         as Administrative Agent

                                         By:    /s/ [ILLEGIBLE]
                                                --------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                         Notice Information:

                                         1111 Fannin, 10th Floor
                                         Houston, Texas  77002
                                         Telephone: (713) 750-2366
                                         Telecopy:  (713) 427-6307

                                         With a copy to:

                                         600 Travis, 20th Floor
                                         Houston, Texas  77002
                                         Telephone: (713) 216-5968
                                         Telecopy:  (713) 216-4117

                                         LENDERS:

                                         JPMORGAN CHASE BANK


                                         By:    /s/ [ILLEGIBLE]
                                                --------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                         Notice Information:

                                         1111 Fannin, 10th Floor
                                         Houston, Texas  77002
                                         Telephone: (713) 750-2366
                                         Telecopy:  (713) 427-6307

                                         With a copy to:

                                         600 Travis, 20th Floor
                                         Houston, Texas  77002
                                         Telephone: (713) 216-5968
                                         Telecopy:  (713) 216-4117

                                         BANK ONE, NA

                                         By:     /s/ Pete Torres
                                                --------------------------------
                                         Name:   Pete Torres
                                                --------------------------------
                                         Title:  Director
                                                --------------------------------


                                         Notice Information:

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         WELLS FARGO BANK TEXAS, N.A.


                                         By:     /s/ T. Alan Smith
                                                --------------------------------
                                                T. Alan Smith
                                                Vice President


                                         Notice Information:

                                         1000 Louisiana, 3rd Floor
                                         Mail Code: T5002-031
                                         Houston, Texas  77002
                                         Telephone:
                                                   ------------------------
                                         Telecopy:
                                                   ------------------------

                                         ABN AMRO BANK N.V.


                                         By:    /s/ STUART W. MURRAY
                                                --------------------------------
                                         Name:  Stuart W. Murray
                                                --------------------------------
                                         Title: Group Vice President
                                                --------------------------------


                                         By:    /s/ JOHN D. REED
                                                --------------------------------
                                         Name:  John D. Reed
                                                --------------------------------
                                         Title: Vice President
                                                --------------------------------


                                         Notice Information:

                                         4400 Post Oak Parkway
                                         Suite 1500
                                         Houston, Texas  77027
                                         Telephone  (832) 681-7158
                                         Telecopy:  (832) 681-7141

                                         THE BANK OF NOVA SCOTIA


                                         By:    /s/ WILLIAM E. ZARRETT
                                                --------------------------------
                                         Name:  William E. Zarrett
                                                --------------------------------
                                         Title: Managing Director
                                                --------------------------------


                                         Notice Information:


                                         600 Peachtree Street N.E.
                                         Suite 2700
                                         Atlanta, Georgia   30308
                                         Telephone: (404) 877-1504
                                         Telecopy:  (404) 888-8998

                                         SCOTIABANC INC.



                                         By:    /s/ WILLIAM E. ZARRETT
                                                --------------------------------
                                         Name:  William E. Zarrett
                                                --------------------------------
                                         Title: Managing Director
                                                --------------------------------


                                         Notice Information:


                                         600 Peachtree Street N.E.
                                         Suite 2700
                                         Atlanta, Georgia   30308
                                         Telephone: (404) 877-1504
                                         Telecopy:  (404) 888-8998

                                         WACHOVIA BANK,
                                         NATIONAL ASSOCIATION


                                         By: /s/ PHILIP TRINDER
                                             -----------------------------------
                                             Philip Trinder
                                             Vice President


                                         Notice Information:


                                         1001 Fannin Street, Suite 2255
                                         Houston, Texas   77030
                                         Attention: Philip Trinder
                                         Telephone: (713) 346-2718
                                         Telecopy:  (713) 650-1071

                                         SUNTRUST BANK


                                         By:    /s/ [ILLEGIBLE]
                                                --------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                         Notice Information:


                                         303 Peachtree Street, 10th Floor
                                         Atlanta, Georgia   30308
                                         Telephone: (404) 532-0274
                                         Telecopy:  (404) 827-6270

                                         ROYAL BANK OF CANADA


                                         By:  /s/ JASON YORK
                                              ----------------------------------
                                              Jason York
                                              Manager


                                         Notice Information:


                                         2800 Post Oak Boulevard
                                         5700 Williams Tower
                                         Houston, Texas   77056
                                         Telephone: (713) 403-5679
                                         Telecopy:  (713) 403-5624

                                         DEUTSCHE BANK AG
                                         NEW YORK BRANCH


                                         By:    /s/ PHILLIPE SANDMEIER
                                                --------------------------------
                                         Name:  Phillipe Sandmeier
                                                --------------------------------
                                         Title: Director
                                                --------------------------------


                                         By:    /s/ OLIVER RIEDINGER
                                                --------------------------------
                                         Name:  Oliver Riedinger
                                                --------------------------------
                                         Title: Vice President
                                                --------------------------------


                                         Notice Information:


                                         31 West 52 Street, Floor 23
                                         New York, NY  10019
                                         Attention:  Global Banking Division,
                                            Energy and Utilities
                                         Telephone: (212) 469-7896
                                         Telecopy:  (212) 469-5711

                                         THE ROYAL BANK OF SCOTLAND plc


                                         By:    /s/ PAUL McDONAGH
                                                --------------------------------
                                         Name:  Paul McDonagh
                                                --------------------------------
                                         Title: Sr. Vice President
                                                --------------------------------


                                         Notice Information:

                                         600 Travis, Suite 6070
                                         Houston, Texas  77002
                                         Telephone:  (713) 221-2436
                                         Telecopy:   (713) 221-2430
                                         Attention:  Paul McDonagh/
                                         Iris Munoz, Assistant Vice President

                                         MORGAN STANLEY BANK


                                         By:    /s/ JAAP L. TONCKENS
                                                --------------------------------
                                         Name:  Jaap L. Tonckens
                                                --------------------------------
                                         Title: Morgan Stanley Bank
                                                --------------------------------


                                         Notice Information:

                                         1633 Broadway
                                         25th Floor
                                         New York, New York  10019
                                         Telephone:   (212) 537-1470
                                         Telecopier:  (212) 537-1867

                                         THE BANK OF TOKYO - MITSUBISHI, LTD.


                                         By:    /s/ KELTON GLASSCOCK
                                                --------------------------------
                                         Name:  Kelton Glasscock
                                                --------------------------------
                                         Title: Vice President & Manager
                                                --------------------------------


                                         Notice Information:

                                         1100 Louisiana
                                         Suite 2800
                                         Houston, Texas  77002-5216
                                         Telephone: (713) 655-3805
                                         Telecopy:  (713) 658-0116

                                         NORDEA BANK NORGE ASA


                                         By:    /s/ GUNNAR NEEGARD
                                                --------------------------------
                                         Name:  Gunnar Neegard
                                                --------------------------------
                                         Title: Head of Credit
                                                --------------------------------


                                         By:    /s/ ANNE STARK-JOHANSEN
                                                --------------------------------
                                         Name:  Anne Stark-Johansen
                                                --------------------------------
                                         Title: Head of Shipping Corporate
                                                --------------------------------


                                         Notice Information:

                                         P.O. Box 1166 Sentrum
                                         NO-0107 Oslo
                                         Norway
                                         Telephone:  + 42 22 48 50 00
                                         Telecopy:   + 47 22 48 66 68

                                         DEN NORSKE BANK ASA


                                         By:    /s/ NILS FYKSE
                                                --------------------------------
                                         Name:  Nils Fykse
                                                --------------------------------
                                         Title: Senior Vice President
                                                --------------------------------


                                         By:    /s/ PETER M. DODGE
                                                --------------------------------
                                         Name:  Peter M. Dodge
                                                --------------------------------
                                         Title: First Vice President
                                                --------------------------------


                                         Notice Information:


                                         200 Park Avenue, 31st Floor
                                         New York, NY  10166-0396
                                         Telephone: (212) 681-3873/3872
                                         Telecopy:  (212) 681-3900

                                         STANDARD CHARTERED BANK


                                         By:    /s/ ANDREW NG
                                                --------------------------------
                                         Name:  Andrew Ng
                                                --------------------------------
                                         Title: Vice President
                                                --------------------------------


                                         By:    /s/ DAVID B. EDWARDS
                                                --------------------------------
                                         Name:  David B. Edwards
                                                --------------------------------
                                         Title: Sr. Vice President
                                                --------------------------------


                                         Notice Information:

                                         One Madison Avenue
                                         New York, New York  10010-3603
                                         Telephone: (212) 667-0367
                                         Telecopy:  (212) 667-0251

                                  EXHIBIT 1.01

                            ASSIGNMENT AND ASSUMPTION

                  This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "Assignor") and [INSERT NAME OF ASSIGNEE], (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

                  For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:
                                  --------------------------------------------

2.       Assignee:
                                  --------------------------------------------
                                  [and is an Affiliate/Approved Fund or
                                  [IDENTIFY LENDER](1)]

3.       Borrower(s):
                                  --------------------------------------------

4.       Administrative Agent:    JPMorgan Chase Bank, as the administrative
                                  under the Credit Agreement


----------

(1)     Select as applicable.

5.       Credit Agreement:        The $500,000,000 Credit Agreement dated as of
                                  May 14, 2003 among Weatherford International
                                  Ltd., Weatherford International, Inc., the
                                  Lenders thereto and JPMorgan Chase Bank, as
                                  Administrative Agent,

6.       Assigned Interest:

     Aggregate Amount of
     Commitment/Revolving                Amount of              Percentage Assigned of
     Credit Exposure for           Commitment/Revolving          Commitment/Revolving
         All Lenders             Credit Exposure Assigned         Credit Exposure(2)
----------------------------    ---------------------------    -------------------------

$                               $                                              %

$                               $                                              %

$                               $                                              %


7.       Effective Date:          _________________, 20___ [TO BE INSERTED BY
                                  ADMINISTRATIVE AGENT AND WHICH SHALL BE THE
                                  EFFECTIVE DATE OF RECORDATION OF TRANSFER IN
                                  THE REGISTER THEREFOR.]


----------

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Revolving Credit Exposure of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR:

                                    [NAME OF ASSIGNOR]


                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------


                                    ASSIGNEE:

                                    [NAME OF ASSIGNEE]


                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                                                         ANNEX 1

                          [________________________](3)

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

         1. Representations and Warranties.

         1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

         1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, are based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest,

----------

(3)      Describe Credit Agreement at option of Administrative Agent.

fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                  EXHIBIT 2.06

                                     FORM OF

                                 PROMISSORY NOTE

                                                            _____________, 200__

         WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company (the "Borrower"), for value received, promises and agrees to pay to ____________________________________ (the "Lender"), or order, at the principal office of JPMorgan Chase Bank, as Administrative Agent, at One Chase Manhattan Plaza, New York, New York 10081, the principal sum of such Lender's Commitment, or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans owed to the Lender under the Credit Agreement, as hereafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Loans, at such office, in like money and funds, for the period commencing on the date of each such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This note evidences the Loans owed to the Lender under that certain Credit Agreement dated as of May 14, 2003, by and among the Borrower, Weatherford International, Inc., a Delaware corporation (the "Guarantor"), JPMorgan Chase Bank, individually and as Administrative Agent and the other financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit Agreement"), and shall be governed by the Credit Agreement. Capitalized terms used in this note and not defined in this note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

         The Lender is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this note, the Type of each Loan owed to the Lender, the amount and date of each payment or prepayment of principal of each such Loan received by the Lender and the Interest Periods and interest rates applicable to each Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this note in respect of such Loans.

         This note may be held by the Lender for the account of its applicable lending office and, except as otherwise provided in the Credit Agreement, may be transferred from one lending office of the Lender to another lending office of the Lender from time to time as the Lender may determine.

         Except only for any notices which are specifically required by the Credit Agreement, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

         This note is issued pursuant to and is entitled to the benefits of the Credit Agreement, including, without limitation, the Guaranty of the Guarantor contained in Article XI of the Credit Agreement.

         This note shall be construed in accordance with and be governed by the law of the State of New York and the United States of America from time to time in effect.

                                             WEATHERFORD INTERNATIONAL LTD.


                                             By:
                                                   -----------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

The COMMON SEAL of                  )
Weatherford International Ltd.      )
was hereunto affixed                )
in the presents of:                 )


------------------------------------
Name


------------------------------------
Title

                                   SCHEDULE A

                                       TO

                                 PROMISSORY NOTE

This note evidences the Loans owed to the Lender under the Credit Agreement, in the principal amount set forth below and the applicable Interest Periods and rates for each such Loan, subject to the payments of principal set forth below:

                                    SCHEDULE

                                       OF

                  LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

                                                              Amount of
                                                              Principal                                    Notation
                 Interest                     Principal        Paid or                      Balance of       Made
     Date         Period         Rate      Amount of Loan      Prepaid     Interest Paid      Loans           by
     ----        --------        ----      --------------     ---------    -------------    ----------     --------

------------     --------      --------    --------------     ---------    -------------    ----------     --------

------------     --------      --------    --------------     ---------    -------------    ----------     --------

------------     --------      --------    --------------     ---------    -------------    ----------     --------

------------     --------      --------    --------------     ---------    -------------    ----------     --------

------------     --------      --------    --------------     ---------    -------------    ----------     --------

------------     --------      --------    --------------     ---------    -------------    ----------     --------

------------     --------      --------    --------------     ---------    -------------    ----------     --------

------------     --------      --------    --------------     ---------    -------------    ----------     --------

------------     --------      --------    --------------     ---------    -------------    ----------     --------

------------     --------      --------    --------------     ---------    -------------    ----------     --------

                                  EXHIBIT 7.01

                         FORM OF COMPLIANCE CERTIFICATE

         The undersigned hereby certifies that such officer is the __________________________ of Weatherford International Ltd., a Bermuda exempted company (the "Borrower"), and that such officer is authorized to execute this certificate on behalf of the Borrower pursuant to the Credit Agreement (the "Credit Agreement") dated as of May 14, 2003 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among the Borrower, Weatherford International, Inc., a Delaware corporation (the "Guarantor"), the Lenders and JPMorgan Chase Bank, as Administrative Agent; and that a review of the Borrower and the Guarantor have been made under such officer's supervision with a view to determining whether the Borrower and the Guarantor have fulfilled all of their respective obligations under the Credit Agreement, the Notes and the other Loan Documents; and on behalf of the Borrower further certifies, represents and warrants that to the knowledge of such officer, after due inquiry (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

                  (a) The Borrower and the Guarantor have fulfilled, in all material respects, their respective obligations under the Credit Agreement, the Notes and the other Loan Documents.

                  (b) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

                  (c) The financial statements delivered to the Administrative Agent concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of quarterly financial statements, to the absence of footnotes and normal changes resulting from year-end adjustments).

                  (d) No Default or Event of Default has occurred and is continuing. In this regard, the compliance with the provisions of Sections 8.04 and 8.06 of the Credit Agreement (or if any Default or Event of Default does exist, attached is a description of such event) is as follows:

                           (i) Section 8.04(b) - Indebtedness of Foreign
                  Subsidiaries


                                 Actual                  Required
                                 ------                  --------

                                $_____                   $_______(1)

----------

(1)   Not more than 12% of the Borrower's Net Worth.

                           (ii) Section 8.04(c) - Indebtedness of Domestic
                  Subsidiaries

                                 Actual                  Required
                                 ------                  --------

                                $_____                   Not more than $100,000,000


                           (iii) Section 8.06(a) - Consolidated Indebtedness to
                  Total Capitalization

                                 Actual                  Required
                                 ------                  --------

                                $_____                      50%

                           (iv) Section 8.06(b) - Interest Coverage Ratio

                                 Actual                  Required
                                 ------                  --------

                                _____ to 1.00          3.00 to 1.00


Attached are calculations demonstrating such compliance.

         DATED as of _____________________.



                                             --------------------------------
                                             [SIGNATURE OF AUTHORIZED OFFICER
                                             OF THE BORROWER]

                                  SCHEDULE 1.01

                                     LENDERS

JPMorgan Chase Bank

Bank One, NA

ABN AMRO Bank, N.V.

Wells Fargo Bank Texas, N.A.

The Bank of Nova Scotia

Wachovia Bank, National Association

SunTrust Bank

Royal Bank of Canada

Deutsche Bank AG New York Branch

The Royal Bank of Scotland plc

Morgan Stanley Bank

The Bank of Tokyo-Mitsubishi, Ltd.

Nordea Bank Norge ASA

Den norske Bank ASA

Scotiabanc Inc.

Standard Chartered Bank

                                  SCHEDULE 2.01

                                   COMMITMENTS

                       BANK                                 ALLOCATION
                       ----                                 ----------

JPMorgan Chase Bank                                       $    47,000,000
Bank One, NA                                              $    47,000,000
ABN AMRO Bank N.V.                                        $    42,000,000
Wells Fargo Bank Texas, N.A.                              $    42,000,000
Wachovia Bank, National Association                       $    35,000,000
SunTrust Bank                                             $    35,000,000
Royal Bank of Canada                                      $    35,000,000
Deutsche Bank AG New York Branch                          $    35,000,000
The Bank of Nova Scotia                                   $    25,200,000
The Royal Bank of Scotland plc                            $    25,000,000
Morgan Stanley Bank                                       $    25,000,000
The Bank of Tokyo-Mitsubishi, Ltd.                        $    25,000,000
Nordea Bank Norge ASA                                     $    25,000,000
Den norske Bank ASA                                       $    25,000,000
Scotiabanc Inc.                                           $    16,800,000
Standard Chartered Bank                                   $    15,000,000
                                                          ---------------
           TOTAL                                          $   500,000,000
                                                          ===============

                                  SCHEDULE 6.01

                        LISTING OF MATERIAL SUBSIDIARIES

                                AS OF 12/31/2002

                                                                                                            % OF CAPITAL
                                                                                                           STOCK DIRECTLY
                               JURISDICTION OF     JURISDICTION QUALIFIED           DIRECT OWNERS             OWNED BY
       NAME OF COMPANY          INCORPORATION          TO DO BUSINESS             OF CAPITAL STOCK          EACH OBLIGOR
       ---------------         ---------------     ----------------------         ----------------         --------------

Orwell Group Limited                 U.K.                                       Weatherford U.K. Ltd            None

Weatherford Artificial Lift     Delaware, USA    Alabama, Alaska, Arkansas,  Weatherford International,         100%
Systems, Inc.                                      California, Colorado,                Inc.
                                                 Florida, Illinois, Kansas,
                                                    Louisiana, Michigan,
                                                  Mississippi, Montana, New
                                                    Mexico, North Dakota,
                                                   Ohio, Oklahoma, Texas,
                                                    Utah, West Virginia,
                                                           Wyoming

Weatherford U.K. Ltd.                U.K.                                    Weatherford Eurasia Limited        None

Weatherford Bermuda Holdings       Bermuda                Barbados            Weatherford International         100%
Ltd                                                                                      Ltd

                                                    Provinces of British
                                                   Columbia, Saskatchewan,
                                                   Manitoba, Nova Scotia,      Weatherford Investment
Weatherford Canada Ltd.        Alberta, Canada     Newfoundland, Northwest      (Luxembourg) S.a.r.l.           None
                                                    Territories, State Of
                                                         California


                                                                              Weatherford Canada Ltd -
                                                    Provinces of British                82.7%
                                                   Columbia, Saskatchewan,      Weatherford ER Amalco
Weatherford Canada             Alberta, Canada     Manitoba, Nova Scotia,           Inc. - 16.3%            Weatherford
Partnership                                        Newfoundland, Northwest     Weatherford Artificial    Canada Ltd. 82.7%
                                                         Territories         Lift Systems Canada Ltd. -
                                                                                         1%

Weatherford Eurasia B.V.         Netherlands                                   Weatherford/Lamb, Inc.           None

Weatherford Eurasia Limited          U.K.                                      Weatherford Investment           None
                                                                                (Luxembourg) S.a.r.l.

Weatherford Holding GmbH           Germany        Austria, Denmark, Libya,     Weatherford Investment           None
                                                           Tunisia              (Luxembourg) S.a.r.l.

Weatherford International,      Delaware, USA               Texas            Weatherford U.S. Holdings,         None
Inc.                                                                                   L.L.C.

Weatherford Investment            Luxembourg                                   Weatherford Luxembourg           None
(Luxembourg) S.a.r.l.                                                                 S.a.r.l.

Weatherford Luxembourg            Luxembourg                                  Weatherford/Lamb, Inc. -          None
                                                                                       90.7%
S.a.r.l.                                                                       Weatherford Artificial
                                                                              Lift Systems, Inc. - 9.3%

Weatherford Oil Tool GmbH          Germany        Algeria, Libya, Tunisia,    Weatherford Holding GmbH          None
                                                     Dubai, Egypt, Oman,
                                                          Pakistan

                                                  Dubai (UAE), Egypt, Oman,
Weatherford Oil Tool Middle     British Virgin     Pakistan, Qatar, Saudi
East Ltd.                          Islands          Arabia, Syria, Sudan,      Weatherford/Lamb, Inc.           None
                                                  Iran, Turkmenistan, Yemen

Weatherford U.S. Holdings,      Delaware, USA                                    Weatherford Bermuda            None
L.L.C.                                                                              Holdings Ltd.

                                                  Alabama, Alaska, Arizona,
                                                    Arkansas, California,
                                                   Colorado, Connecticut,
                                                  Florida, Georgia, Hawaii,
                                                  Illinois, Indiana, Iowa,
                                                      Kansas, Kentucky,
                                                   Michigan, Mississippi,
                                                 Montana, Nebraska, Nevada,   WEUS Holding, Inc. - 99%
Weatherford U.S., L.P.          Louisiana, USA     New Jersey, New Mexico,     WUS Holding, L.L.C. 1%           None
                                                   New York, North Dakota,
                                                   Ohio, Oklahoma, Oregon,
                                                     Pennsylvania, South
                                                    Dakota, Texas, Utah,
                                                 Virginia, Washington, West
                                                   Virginia, Wyoming, New
                                                           Zealand


Weatherford/Lamb, Inc.          Delaware, USA               Texas                WEUS Holding, Inc.             None

                                                   Illinois, Montana, New
                                                 Jersey, North Dakota, West
                                                    Virginia, Azerbaijan,    Weatherford International,
WEUS Holding, Inc.              Delaware, USA       Kazakhstan, Astrakhan               Inc.                    100%
                                                 (Russia), Moscow (Russia),
                                                  Western Siberia (Russia)


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